                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              Merck & Co., Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              Merck & Co., Inc.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                                 (MERCK LOGO)


                            NOTICE OF ANNUAL MEETING

                                      and

                                PROXY STATEMENT



                         Annual Meeting of Stockholders

            Edward Nash Theatre at Raritan Valley Community College

                          Route 28 and Lamington Road

                            North Branch, New Jersey

                                 April 25, 1995

                               Merck & Co., Inc.
                                  P.O. Box 100
                   Whitehouse Station, New Jersey 08889-0100
                                 (908) 423-1000

                    Notice of Annual Meeting of Stockholders

                                 April 25, 1995
                               ------------------
To the Stockholders:

     The Annual Meeting of Stockholders of Merck & Co., Inc. will be held on Tuesday, April 25, 1995, at 2:00 p.m., at the Edward Nash Theatre at Raritan Valley Community College, Route 28 and Lamington Road, North Branch, New Jersey, for the following purposes:

     - To elect two directors for terms ending in 1996, one director for a term ending in 1997 and four directors for terms ending in 1998;

     - To consider and act upon a proposal to ratify the appointment of independent public accountants for 1995;

     -  To consider and act upon a proposal to adopt the 1996 Incentive Stock
        Plan;

     - To consider and act upon a proposal to amend the Employee Savings and Security Plan;

     - To consider and act upon a proposal to amend the Employee Stock Purchase and Savings Plan;

     - To consider and act upon a stockholder proposal concerning non-employee director pension benefits;

     - To consider and act upon a stockholder proposal concerning annual election of directors;

     - To consider and act upon a stockholder proposal concerning executive compensation; and

     - To transact such other business as may properly come before the meeting and all adjournments thereof.

     Only stockholders of record at the close of business on March 9, 1995, the record date and time fixed by the Board of Directors, are entitled to notice of, and to vote at, said meeting. It is always important for you, as a stockholder, to exercise your right to vote.

     Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, please check the appropriate box on the proxy card and an admission ticket will be mailed to you. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you plan to attend, you may request a ticket by writing to the Office of the Secretary, WS 3AB-05, Merck & Co., Inc., P.O. Box 100, Whitehouse Station, New Jersey 08889-0100. Evidence of your ownership, which you can obtain from your bank, broker, etc., must accompany your letter.

     IN ORDER THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY/VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ADDRESSED ENVELOPE.

                      By order of the Board of Directors,

                                          CELIA A. COLBERT
                                          Secretary and Assistant General
                                          Counsel
March 20, 1995

                               Merck & Co., Inc.
                                 P. O. Box 100

                   Whitehouse Station, New Jersey 08889-0100

                                 (908) 423-1000

                                                                  March 20, 1995

                                Proxy Statement
                               ------------------

     This proxy statement is furnished to stockholders of Merck & Co., Inc. in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at the Edward Nash Theatre at Raritan Valley Community College, Route 28 and Lamington Road, North Branch, New Jersey, on Tuesday, April 25, 1995, and all adjournments thereof. The Company's Annual Report for 1994, including financial statements, and proxy statement and form of proxy/voting instruction card ("proxy card" or "proxy") are being mailed to the stockholders commencing March 20, 1995.

     If a stockholder is a participant in the Automatic Dividend Reinvestment and Cash Payment Plan, the proxy card covers the shares in the account for that plan, as well as shares registered in the participant's name.

     HOWEVER, THE PROXY CARD WILL NOT SERVE AS A VOTING INSTRUCTION CARD FOR THE SHARES HELD FOR PARTICIPANTS IN THE EMPLOYEE SAVINGS AND SECURITY PLAN ("ES&SP"), EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN ("ESP&SP"), HUBBARD FARMS, INC. EMPLOYEE SAVINGS PLAN ("HFESP") OR MEDCO 401(K) SAVINGS PLAN ("MSP"). INSTEAD, THESE PARTICIPANTS WILL RECEIVE FROM THE PLAN TRUSTEES SEPARATE VOTING INSTRUCTION CARDS COVERING THESE SHARES. VOTING INSTRUCTION CARDS FOR THE ES&SP, ESP&SP AND HFESP MUST BE SIGNED AND RETURNED OR THE SHARES WILL NOT BE VOTED. IF VOTING INSTRUCTION CARDS FOR THE MSP ARE NOT RETURNED, THE PLAN TRUSTEE WILL VOTE THOSE SHARES IN THE SAME MANNER AS IT VOTED THE MAJORITY OF THE SHARES FOR WHICH VOTING INSTRUCTIONS WERE RECEIVED.

     Any cards returned without specification will be voted as to each proposal in accordance with the recommendations of the Board of Directors.

THE PROXY

     Any person giving a proxy has the power to revoke it at any time before it is voted, upon written notice to Celia A. Colbert, Secretary and Assistant General Counsel of the Company.

     The Company will bear the costs of solicitation of proxies. Following the mailing of proxy soliciting material, proxies may also be solicited by directors, officers and regular employees of the Company in person, by telephone or by other electronic means. The Company will also reimburse persons holding stock for others in their names or in those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. The Company will use the services of Morrow & Co., 909 Third Avenue, New York, N.Y. 10022-4799, to aid in the solicitation of proxies at an anticipated fee of $18,000 plus reasonable expenses.

BENEFICIAL OWNERSHIP OF SECURITIES AND VOTING RIGHTS

     On December 31, 1994, no individual, corporation or other entity was known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock.

     There are outstanding and entitled to vote as of the record date, March 9, 1995, 1,269,688,902 shares of Common Stock of the Company. The holders of a majority in interest of all the stock of the

Company entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business.

     The holders of Common Stock are entitled to one vote per share but, in connection with the cumulative voting feature applicable to the election of directors, each stockholder is entitled to as many votes as shall equal the number of shares held by such person at the close of business on the record date, multiplied by the number of directors to be elected. A stockholder may cast all of such votes for a single nominee or may apportion such votes among any two or more nominees. For example, a holder of 100 shares may cast 700 votes for a single nominee, apportion 350 votes to each of two nominees, or apportion 700 votes in any other manner by so noting in the space provided on the accompanying form of proxy. A stockholder may withhold votes from any or all nominees by notation to that effect on the accompanying form of proxy. Except to the extent that a stockholder withholds votes from any or all nominees, the persons named in the accompanying form of proxy, in their sole discretion, will vote such proxy for, and, if necessary, exercise cumulative voting rights to secure, the election of the nominees listed below as directors of the Company.

     In the event that any of the nominees becomes unavailable, which the Company does not expect, it is intended that, pursuant to the accompanying proxy, votes will be cast for such substitute nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

     The persons named in the accompanying form of proxy will vote such proxy in accordance with the specification made thereon with respect to each of the other proposals or, if no specification is made, FOR the proposals to ratify the appointment of independent public accountants, to adopt the 1996 Incentive Stock Plan, to amend the Employee Savings and Security Plan, to amend the Employee Stock Purchase and Savings Plan and AGAINST the stockholder proposals. A majority of the votes cast by holders of Common Stock is required for approval of these proposals. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

                           1.  ELECTION OF DIRECTORS

     Seven directors are to be elected at the meeting. Two directors are to be elected for the remaining year of terms expiring in 1996, one director is to be elected for the two remaining years of a term expiring in 1997 and four directors are to be elected for full three-year terms expiring in 1998. The Board's nominees are Mr. Raymond V. Gilmartin and Dr. Samuel O. Thier for terms expiring in 1996, Dr. Johnnetta B. Cole for a term expiring in 1997 and Sir Derek Birkin, Dr. William G. Bowen, Dr. Carolyne K. Davis and Dr. Lloyd C. Elam for terms expiring in 1998. Mr. Gilmartin, Dr. Cole and Dr. Thier were elected by the Board effective June 16, September 27 and October 25, 1994, respectively, subject to election by the stockholders at this Annual Meeting. All other candidates have previously been elected by the stockholders. After the election of seven directors at the meeting, the Company will have twelve directors, including five directors whose present terms extend beyond the meeting. Information on the nominees and continuing directors follows.

 NAME, AGE AND
   YEAR FIRST                      BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
ELECTED DIRECTOR                           OR SIGNIFICANT AFFILIATIONS
- ----------------     ------------------------------------------------------------------------
                                          NOMINEES
                                  FOR TERMS EXPIRING IN 1996

    [PHOTO]          Chairman of the Board (since November 1994), President and Chief
   RAYMOND V.        Executive Officer (since June 1994) of the Company; Chairman, President
    GILMARTIN        and Chief Executive Officer (1992 to 1994), President and Chief
    AGE - 54         Executive Officer (1989 to 1992), President (1987 to 1988) of Becton
                     Dickinson and Company (medical supplies and devices and diagnostic
      1994           systems)

                     Director, Board of Associates of Harvard Business School, Pharmaceutical
                     Research and Manufacturers of America, Project Hope, Providian
                     Corporation, Public Service Enterprise Group, Union College and United
                     Negro College Fund; Chairman, Ethics Resource Center, Healthcare
                     Leadership Council and Valley Hospital; Trustee, Committee for Economic
                     Development, Conference Board and Healthcare Leadership Council; Member,
                     The Business Council and The Business Roundtable


     [PHOTO]         President, Massachusetts General Hospital since May 1994; President,
SAMUEL O. THIER,     Brandeis University from October 1991 to May 1994; President, National
       M.D.          Academy of Sciences, Institute of Medicine from November 1985 to
    AGE - 57         September 1991

      1994           Director, National Health Laboratories, Shawmut National Corporation;
                     Member, Association of American Physicians, Institute of Medicine of the
                     National Academy of Sciences; Master, American College of Physicians;
                     Trustee, Boston Museum of Science, Johns Hopkins University; Fellow,
                     American Academy of Arts and Sciences


                                 FOR A TERM EXPIRING IN 1997

    [PHOTO]          President, Spelman College for more than five years
  JOHNNETTA B.
   COLE, PH.D.       Director, Coca-Cola Enterprises, Alonzo F. and Norris B. Herndon
    AGE - 58         Foundation, Management and Training Corporation, NationsBank of Georgia
                     and Rockefeller Foundation; Member, Council on Foreign Relations,
      1994           National Council of Negro Women and Wellesley College Board of Trustees;
                     Fellow, American Anthropological Association

                                 FOR TERMS EXPIRING IN 1998

    [PHOTO]          Chairman of the Board, The RTZ Corporation PLC (international mining
SIR DEREK BIRKIN     company) since June 1991; Chief Executive and Deputy Chairman from April
    AGE - 65         1985 to May 1991

      1992           Director, Unilever PLC, Barclays Bank PLC, Carlton Communications PLC,
                     The Merchants Trust PLC and The Royal Opera House; Member, Council of
                     The Industrial Society

 NAME, AGE AND
   YEAR FIRST                      BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
ELECTED DIRECTOR                           OR SIGNIFICANT AFFILIATIONS
- ----------------     ------------------------------------------------------------------------
    [PHOTO]          President, The Andrew W. Mellon Foundation (philanthropic foundation)
   WILLIAM G.        for more than five years
   BOWEN, PH.D.
    AGE - 61         Director, American Express Company, Reader's Digest, Inc., Rockefeller
                     Group and Denison University
      1986

    [PHOTO]          International Health Care Consultant for more than five years
   CAROLYNE K.
   DAVIS, PH.D.      Director, Beckman Instruments, National Museum of Medicine and Health,
    AGE - 63         National Rehabilitation Hospital, Pharmaceutical Marketing Services,
                     Inc., The Prudential Insurance Company of America, Inc. and Science
      1989           Applications International Corp.; Trustee, University of Pennsylvania
                     Medical Center


    [PHOTO]          Professor of Psychiatry, Meharry Medical College for more than five
 LLOYD C. ELAM,      years
       M.D.
    AGE - 66         Director, First Union Bank of Tennessee, Premark International Inc. and
                     BellSouth Telecommunications, Inc.; Trustee, Fisk University, Tennessee
      1973           Department of Mental Health and the Alfred P. Sloan Foundation


                            DIRECTORS WHOSE TERMS EXPIRE IN 1996

    [PHOTO]          Chairman of the Board and Chief Executive Officer, General Mills, Inc.
  H. BREWSTER        (consumer foods and restaurants) for more than five years
   ATWATER, JR.
    AGE - 63         Director, Public Radio International, General Electric Company, Mayo
                     Foundation and Walker Art Center; Member, The Business Council, The
      1988           Business Roundtable and International Council of J.P. Morgan & Co.
                     Incorporated


 NAME, AGE AND
   YEAR FIRST                      BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
ELECTED DIRECTOR                           OR SIGNIFICANT AFFILIATIONS
- ----------------     ------------------------------------------------------------------------
     [PHOTO]         Retired; Chairman of the Board, J.P. Morgan & Co. Incorporated and
     DENNIS          Morgan Guaranty Trust Company of New York (banking and other financial
   WEATHERSTONE      services) from January 1990 to January 1995; Chairman of the Executive
    AGE - 64         Committee of J.P. Morgan from February 1991 to January 1995; Chairman of the Executive Committee of Morgan Guaranty from January 1991 to January
      1988           1995

                     Director, J.P. Morgan & Co. Incorporated, Morgan Guaranty Trust Company
                     of New York, General Motors Corporation, L'Air Liquide, Institute for
                     International Economics and the Alfred P. Sloan Foundation; President
                     and Trustee, Royal College of Surgeons Foundation Inc.; Independent
                     Member of the Board of Banking Supervision of the Bank of England


                            DIRECTORS WHOSE TERMS EXPIRE IN 1997

     [PHOTO]         Chairman of the Board (since January 1992) and Chief Executive Officer
   LAWRENCE A.       (since July 1991), AlliedSignal, Inc. (aerospace, automotive products
     BOSSIDY         and engineered materials technology); Vice Chairman, General Electric
    AGE - 60         Company from January 1984 to July 1991

      1992           Member, The Business Council, The Business Roundtable and International
                     Council of J.P. Morgan & Co. Incorporated


     [PHOTO]         Retired; Chairman of the Board and Chief Executive Officer, NCR
    CHARLES E.       Corporation (business information processing systems) from January 1988
    EXLEY, JR.       to September 1991
    AGE - 65
                     Director, Banc One Corporation; Trustee, The Andrew W. Mellon
      1988           Foundation; Member, The Business Council and Board of Overseers,
                     Columbia University Graduate School of Business


     [PHOTO]         Chief Executive Officer, University of Pennsylvania Medical Center and
    WILLIAM N.       Health System and Executive Vice President, Dean of the School of
   KELLEY, M.D.      Medicine and Robert G. Dunlop Professor of Medicine, Biochemistry and
    AGE - 55         Biophysics, University of Pennsylvania, for more than five years

      1992           Director, Beckman Instruments, Greater Philadelphia First and
                     Philadelphia Orchestra Association; Trustee, Emory University; Master,
                     American College of Physicians; Fellow, American Academy of Arts &
                     Sciences; Member, Institute of Medicine of the National Academy of
                     Sciences, Advisory Council to the Director of NIH, Board of Managers of
                     Wistar Institute and Board of Governors of Leonard Davis Institute of
                     Health Economics

BOARD COMMITTEES

     There are three standing committees of the Board of Directors: the Executive Committee, the Audit Committee and the Compensation and Benefits Committee. In April 1994, the Committee on Treasury Stock was consolidated into the Executive Committee. Members of the individual committees are named below:

                                                    COMPENSATION
                                                        AND
     EXECUTIVE                AUDIT                   BENEFITS
- -------------------    --------------------    ----------------------
H. B. Atwater, Jr.     D. Birkin               H. B. Atwater, Jr.(a)
W. G. Bowen            C. K. Davis(b)          L. A. Bossidy(b)
L. C. Elam             C. E. Exley, Jr.(a)     W. G. Bowen
C. E. Exley, Jr.       W. N. Kelley            J. B. Cole
R. V. Gilmartin(a)     S. O. Thier             L. C. Elam
D. Weatherstone        D. Weatherstone

- ---------------
     (a) Chairman       (b) Vice Chairman

     The Executive Committee is charged with making recommendations with respect to Board composition and acting as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors and evaluates prospective nominees identified by the Committee on its own initiative or referred to it by the other Board members, management, stockholders or external sources. Names of prospective candidates may be submitted to the Secretary of the Company for referral to the Committee. Any stockholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with procedures set forth in the Company's By-Laws.

     Other important functions of the Executive Committee are acting for the Board of Directors when action is required between Board meetings, consulting with and advising management on certain important proposals and policy matters, reviewing and making recommendations with respect to financial policy, and monitoring management and Company performance with respect to matters of public responsibility and interest concerning the Company and making recommendations thereon.

     In addition to the functions described above, the Executive Committee authorizes the purchase by the Company of outstanding shares of Company Common Stock in accordance with directions given by the Board of Directors. Such purchases are made from time to time under regulations determined by the Committee.

     The Audit Committee, consisting entirely of independent directors, oversees the Company's financial reporting process and internal controls. The Committee consults with management, the internal auditors and the Company's independent auditors during the year on matters related to the annual audit, internal controls, the published financial statements, and the accounting principles and auditing procedures being applied. It meets with the auditors after year-end to discuss the results of their examination. The Committee reviews management's evaluation of the auditors' independence, approves audit fees and non-audit services to ensure no compromise of auditor independence and submits to the Board of Directors its recommendations for the appointment of an audit firm for the upcoming year. It reviews the insurance program of the Company periodically and makes recommendations to the Board of Directors on insurance policy, and is also charged with monitoring compliance with the Foreign Corrupt Practices Act and the Company's policies on ethical business practices and reporting on the same to the Board of Directors annually.

     The Compensation and Benefits Committee, consisting entirely of independent directors, administers the Company's Executive Incentive Plan and stock option and incentive program and also appoints and monitors the Management Pension Investment Committee. The Committee consults generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans. It makes recommendations to the Board of Directors on organization, succession and compensation generally, individual salary rates, supplemental compensation and special awards, the election of officers, consultantships and similar matters where Board approval is required.

     In April 1994, an ad hoc CEO Search Committee of the Board, comprised of Mr. Atwater, Mr. Bossidy and Dr. Bowen, as well as Drs. Ruben F. Mettler and Richard S. Ross who were retiring from the Board at the end of April 1994, was established for the purpose of continuing the CEO succession search begun by those directors. The purpose of the CEO Search Committee was to seek, evaluate and recommend to the Board a qualified successor to the Chief Executive Officer. The Committee was dissolved in June 1994, upon the successful completion of its duties.

BOARD AND BOARD COMMITTEE MEETINGS

     In 1994, there were ten meetings held by the Board of Directors. Board committees met as follows during 1994: the Executive Committee, five times; the Audit Committee, three times; the Compensation and Benefits Committee, nine times; the CEO Search Committee, four times. The total combined attendance for all Board and Committee meetings was 97%. All directors, except Dr. Thier, attended at least 75% of the meetings of the Board and of the Committees on which they served.

RELATIONSHIPS WITH OUTSIDE FIRMS

     Dennis Weatherstone is a director, and in 1994 was Chairman of the Boards and Executive Committees, of J. P. Morgan & Co. Incorporated and Morgan Guaranty Trust Company which performed financial advisory, commercial and investment banking services for the Company during 1994 and which are expected to perform such services for the Company during 1995.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is compensated for services as a director by an annual retainer of $38,000 and a meeting fee of $1,200 for each Board and Committee meeting attended. In addition, Chairmen of the Compensation and Benefits Committee and of the Audit Committee are compensated for such service by an annual retainer of $3,000. Former directors serving on the CEO Search Committee received $3,000 for each Committee meeting and interview attended. Those directors who are employees of the Company do not receive any compensation for their services as directors. The Company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services for the Company.

     Under the Plan for Deferred Payment of Directors Compensation, each director may elect to defer all or a portion of such compensation. Any amount so deferred is, at the director's election, valued as if invested in a money market fund or the Company's Common Stock and is payable in cash in installments or as a lump-sum upon termination of services as a director.

     Under the Retirement Plan for the Directors of Merck & Co., Inc., directors (excluding those who are current or former employees of the Company) who have served on the Board for five years will receive, upon normal retirement (generally age 70), an annual retirement benefit of 50% of their last annual retainer. Each additional year of service up to ten years increases the benefit by 10%, to a maximum of 100% of the retainer. Any such directors who have served on the Board for ten years will receive, in the event of early retirement (minimum age 65), an annual benefit of 100% of their last annual retainer. The applicable benefit is payable for the lifetime of the retired director.

     Under the Non-Employee Directors Stock Option Plan, directors (excluding those who are current or former employees of the Company) each receive an option to purchase 1,000 shares of Common Stock each year on the first Friday following the Company's Annual Meeting of Stockholders. The options become exercisable five years from date of grant and expire ten years from date of grant. The exercise price is the higher of (i) the simple average of the high and low prices at which the Common

Stock is traded on the date of grant, or (ii) the price of the last sale of Common Stock on that date. The exercise price is payable in cash at the time the stock option is exercised.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     Beneficial ownership of Common Stock of the Company as of December 31, 1994 by each director of the Company, each executive officer of the Company named in the Summary Compensation Table herein and by all directors and executive officers as a group is set forth below. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

                                                             COMPANY COMMON STOCK
                                                    ---------------------------------------
                                                                         RIGHT TO ACQUIRE
                                                                          OWNERSHIP UNDER
                     NAME OF                                            OPTIONS EXERCISABLE     PERCENT
                 BENEFICIAL OWNER                   SHARES OWNED(a)       WITHIN 60 DAYS        OF CLASS
- --------------------------------------------------  ---------------     -------------------     --------
Raymond V. Gilmartin..............................        58,482                     -              *
P. Roy Vagelos**..................................       849,518(b)          1,731,678              *
H. Brewster Atwater, Jr. .........................         1,500                     -              *
Derek Birkin......................................           527                     -              *
Lawrence A. Bossidy...............................        10,000                     -              *
William G. Bowen..................................        10,800                     -              *
Johnnetta B. Cole.................................           175                     -              *
Carolyne K. Davis.................................           670(c)                  -              *
Lloyd C. Elam.....................................         6,750                     -              *
Charles E. Exley, Jr. ............................         1,500                     -              *
William N. Kelley.................................         1,100                     -              *
Samuel O. Thier...................................            10(d)                  -              *
Dennis Weatherstone...............................         4,124                     -              *
David W. Anstice..................................         9,338(e)            154,587              *
Jerry T. Jackson***...............................        52,234               198,000              *
Judy C. Lewent....................................        59,095               122,700              *
Edward M. Scolnick................................        55,384(f)            246,000              *
Bennett M. Shapiro................................           764                61,500              *
Francis H. Spiegel, Jr.***........................       102,730(g)            279,000              *
All Directors and Executive Officers as a Group...     1,349,616(h)          3,536,447              *

- ---------------

(a) Includes shares of Common Stock held by the Trustees of the Employee Savings and Security Plan or the Medco 401(k) Savings Plan for the accounts of individuals as follows: Dr. Vagelos -- 3,197 shares, Mr. Anstice -- 1,304 shares, Mr. Jackson -- 7,079 shares, Ms. Lewent -- 2,132 shares,
    Dr. Scolnick -- 1,505 shares, Dr. Shapiro -- 764 shares, Mr. Spiegel -- 31,805 shares and all directors and executive officers as a group --
    69,879 shares.

(b) Includes 116,422 shares held by a charitable foundation of which Dr. Vagelos is trustee and has voting and dispositive power and 1,100 shares in trusts for family members of which Dr. Vagelos is trustee and has voting and dispositive power. Does not include 42,230 shares of Common Stock held by members of Dr. Vagelos' family and in which beneficial ownership is disclaimed by him.

(c) Includes 40 shares of Common Stock held by Dr. Davis in custody for a family member.

(d) Under the policy of Massachusetts General Hospital, the President of the hospital may hold only a de minimis amount of stock in any vendor corporation.

(e) Does not include 252 shares held by a family member and in which beneficial ownership is disclaimed by Mr. Anstice.

(f) Does not include 14,000 shares held by a family member and in which beneficial ownership is disclaimed by Dr. Scolnick.

(g) Does not include 17,250 shares of Common Stock held by family members and in which beneficial ownership is disclaimed by Mr. Spiegel.

(h) Does not include 79,290 shares of Common Stock held by family members and in which beneficial ownership is disclaimed.

  * Less than one percent of the Company's outstanding shares of Common Stock.

 ** Dr. Vagelos served as Chairman of the Board, President and Chief Executive
    Officer of the Company until June 1994 and continued to serve as Chairman of the Board through October 31, 1994.

*** Messrs. Jackson and Spiegel were not executive officers at the end of the last complete fiscal year.

      COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Benefits Committee of the Board approves compensation objectives and policy for all employees and sets compensation for the Company's executive officers, including the individuals named in the Summary Compensation Table below.

     The Compensation and Benefits Committee is comprised entirely of independent outside directors.

OBJECTIVES AND POLICIES

     The Compensation and Benefits Committee seeks to:

     - provide rewards that are closely linked to Company-wide, divisional, area, team and individual performance

     - align the interests of the Company's employees with those of its stockholders through potential stock ownership

     - ensure that compensation and benefits are at levels that enable the Company to attract and retain the high-quality employees it needs.

     The Committee applies these objectives and policies to most employees through the broad and deep availability of performance-based cash incentive opportunities and stock option grants.

     Consistent with these objectives and in keeping with the long-term focus required for the Company's research-based pharmaceutical business, it is the policy of the Compensation and Benefits Committee to make a high proportion of executive officer compensation and awards under stock ownership programs dependent on long-term performance and on enhancing stockholder value.

     Executive officer compensation and stock ownership programs have both short-term and longer-term components. Short-term components include base salary and annual bonus under the stockholder-approved Executive Incentive Plan ("EIP"). Longer-term components include stock option awards under the stockholder-approved Incentive Stock Plan ("ISP") and awards of Performance Shares under the Strategic Performance Feature ("SPF") under the EIP. Performance Share awards currently provide for a payment of stock or cash or a combination thereof at the end of a five-year period, based on the Company's achievement of specified performance targets.

     The Company employs a formal system for developing measures of executive officer performance and evaluating performance.

     Provided that other compensation objectives are met, it is the Committee's intention that executive compensation be deductible for federal income tax purposes. For this reason, at the Company's 1994 meeting of Stockholders, compensation plans that comply with legislation on tax deductibility effective for the 1994 tax year were submitted to stockholders for approval and were approved.

BASE SALARY AND BONUS

     Executive officer base salary and individual bonus awards are determined with reference to Company-wide, divisional, area, team and individual performance for the previous fiscal year, based on a wide range of quantitative and qualitative measures which permit comparisons with competitors' performance and internal targets set before the start of each fiscal year. Base salary and bonus award comparisons are made within the pharmaceutical industry using those United States-owned companies also used for SPF measures. (See discussion of SPF below.) The base salary and bonus award practices of the non-United States-owned companies cannot be meaningfully compared with those of the Company since their senior executive officers are based outside the United States and compensation practices differ. The Committee also considers broader industry information if it judges this to be appropriate.

     The quantitative measures for 1994 were income and sales growth and return on assets. Qualitative measures were the quality and measured progress of research, marketing, manufacturing and administrative operations and the success of strategic actions such as the formation of marketing and research alliances. For 1994, important strategic actions included the formation of Astra Merck Inc., a joint venture with Astra AB (for consideration of $820 million from Astra) and the decisions to divest the Company's Calgon Vestal Laboratories and Kelco units. The Company exceeded its targets for both quantitative and qualitative measures in 1994. In addition to Company-wide measures of performance, the Compensation and Benefits Committee considers those performance factors particular to each executive officer -- the performance of the division or area for which such officer had management responsibility and individual managerial accomplishments.

     The Committee relies heavily, but not exclusively, on these quantitative and qualitative measures. It exercises subjective judgment and discretion in light of these measures and in view of the Company's compensation objectives and policies described above to determine base salaries, overall bonus funds and individual bonus awards.

     In 1994, important changes were made to the structure and responsibilities of the executive officer group. In June 1994, Mr. Raymond V. Gilmartin succeeded Dr. P. Roy Vagelos as Chief Executive Officer and President of the Company. Mr. Gilmartin became Chairman of the Board upon Dr. Vagelos' retirement in November 1994. In September 1994, a Management Committee reporting directly to the CEO was formed, broadening the group of executives reporting directly to the CEO. At the same time the number of intermediate reporting positions was reduced.

     The base salary increases awarded to the Company's executive officers in 1994 followed the principles outlined in the preceding paragraphs, and reflected changes in responsibility. Individual bonus awards reflected Company, division, area, team and individual performance. The Committee judged that executive officer salary and bonus compensation for 1994 appropriately reflected individual performance as well as Company results on sales and income growth, return on assets and the strategic actions taken in 1994.

STOCK OPTIONS

     Within the total number of shares authorized by stockholders, the Compensation and Benefits Committee aims to provide stock option awards broadly and deeply throughout the organization.

     Individual executive officer stock option awards are based on level of position and individual contribution. The Committee expects the CEO to hold 70% and the other executive officers named in the Summary Compensation Table to hold 60% of the shares which may be purchased from the gains of stock option exercise after deducting option price, taxes and transaction costs. The Committee also considers stock option grants previously made and the aggregate of such grants. As with the determination of base salaries and bonus awards, the Committee exercises subjective judgment and discretion in view of the above criteria and its general policies. The Company's long-term performance ultimately determines compensation from stock options, since gains from stock option exercise are entirely dependent on the long-term growth of the Company's stock price.

STRATEGIC PERFORMANCE FEATURE

  AWARDS

     A target number of Performance Shares under the SPF is awarded to executive officers based on the level of position. As shown in the Long-Term Incentive Plans -- Awards in Last Fiscal Year table below, payments may vary from zero to 175% of target, depending on Company performance. The Compensation and Benefits Committee reserves the right to pay Performance Share Awards in cash, stock, or a combination of cash and stock. Payments in cash are equal to the market value on the date of the payout of the stock that the cash payment replaces. Just as for stock options, the ultimate value of the Performance Shares is dependent on the Company's long-term performance. Performance Share Awards were made in 1994 for the 1994-1998 award period. Any payouts thereunder will be made in 1999.

  PAYOUTS

     In 1994, payouts were made for the 1989-1993 award period of the SPF. Payouts for that period were made in cash or stock.

     The Committee considered three quantitative measures: earnings-per-share growth, sales growth and return on assets in comparison with a group of healthcare companies selected in 1989. This group includes the companies in the Dow Jones Pharmaceutical Index ("DJPI") other than the Company and Syntex Corporation, and also includes Abbott Laboratories and SmithKline Beecham PLC. For each of the three quantitative measures, the Company placed highest in the comparison group. The Committee also considered return-on-assets performance against eleven other companies identified as growth companies at the beginning of the period, and the Company placed highest in this group as well. The results on both comparisons permitted the maximum payout. The Committee considered the Company's performance under the quantitative measures described above, and made individual payments using its subjective judgment and discretion.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICERS

     Dr. Vagelos served as Chairman of the Board, Chief Executive Officer and President until the appointment of Mr. Gilmartin on June 16, 1994, and as Chairman of the Board until his retirement on November 1, 1994. Mr. Gilmartin has served as Chief Executive Officer and President since June 16, 1994 and as Chairman of the Board, Chief Executive Officer and President since November 1, 1994.

     DR. VAGELOS
     BASE SALARY AND BONUS

     No change was made in Dr. Vagelos' base salary in 1994, consistent with the terms of the Company's award of stock options to Dr. Vagelos on July 28, 1992. Dr. Vagelos' bonus award for 1994 was determined with reference to the same qualitative and quantitative Company-wide and individual performance measures applied to all executive officers of the Company. The quantitative measures for 1994 were income and sales growth and return on assets. Qualitative assessments were the quality and measured progress of research, marketing, manufacturing and administrative operations and the success of strategic actions such as the formation of marketing and research alliances. The Company exceeded its targets for both quantitative and qualitative measures in 1994. In addition to Company-wide measures of performance, the Compensation and Benefits Committee considered Dr. Vagelos' leadership of the Company in a challenging environment for the industry. Dr. Vagelos' bonus award for 1994, on a full-year basis, was 3% higher than for 1993; however, his bonus award for 1994 was prorated to reflect his ten months of service in 1994.

     STOCK OPTIONS

     Consistent with the terms of the Company's award of stock options to Dr. Vagelos on July 28, 1992, no further stock options were granted to Dr. Vagelos in 1994.

     STRATEGIC PERFORMANCE FEATURE

     The Performance Share Award and the SPF payout made to Dr. Vagelos in 1994 followed the same principles as those described above for all executive officers of the Company. Dr. Vagelos' Performance Share Award for 1994 was based on his position as CEO. For his SPF payout, the Company's performance under the quantitative measures described above for the 1989-1993 award period permitted the maximum payout. In view of Dr. Vagelos' outstanding individual performance over the award period, the Committee determined to provide Dr. Vagelos the maximum payout.

     MR. GILMARTIN

     Mr. Gilmartin's base pay, bonus and long-term incentive awards for 1994 were set by the Committee at a level necessary to attract him to the Company and to recognize the arrangements he would forfeit on leaving his previous employer.

SUPPLEMENTAL RETIREMENT PLAN

     The Committee accepted management's recommendation to discontinue the provision of the Supplemental Retirement Plan which, under certain conditions, provided individuals in positions designated as bona fide executive or high policymaking with one additional month of credited service for each month of credited service accrued. Accrued benefits were maintained. This change was effective on January 1, 1995.

     The Company periodically retains outside compensation and benefits consultants to compare base salary and incentive compensation programs for the Company's executive officers with those of other leading industrial and healthcare firms (including those in the DJPI) and to ensure that they are appropriate to the Company's objectives. The Committee exercises judgment and discretion in the information it reviews and the analyses it considers.

H. Brewster Atwater, Jr.                        Lawrence A. Bossidy
  Chairman                                        Vice Chairman

William G. Bowen                                Johnnetta B. Cole

Lloyd C. Elam

SUMMARY COMPENSATION TABLE

                                                                                                        LONG-TERM
                                                                                                        COMPENSATION
                                                                                                        ----------
                                                                 ANNUAL COMPENSATION                      AWARDS
                                                 ---------------------------------------------------    ----------
                                                                                          OTHER         RESTRICTED
                                                                                         ANNUAL           STOCK
                                                           SALARY        BONUS       COMPENSATION(b)     AWARD(S)
         NAME AND PRINCIPAL POSITION             YEAR       ($)           ($)              ($)             ($)
- ----------------------------------------------   ----    ----------    ----------    ---------------    ----------
Raymond V. Gilmartin                             1994    $  541,671    $1,000,000       $       -        $778,125(c)
  Chairman of the Board, President               1993             -             -               -               -
    and Chief Executive Officer                  1992             -             -               -               -

P. Roy Vagelos*                                  1994       941,108(a)  1,000,000               -               -
  Chairman of the Board, President               1993     1,040,625     1,200,000               -               -
    and Chief Executive Officer                  1992     1,125,000     1,400,000               -               -

Edward M. Scolnick                               1994       609,996       600,000          58,955               -
  Executive Vice President,                      1993       555,000       500,000          78,861               -
    Science and Technology and President,        1992       540,000       650,000         102,983               -
    Merck Research Laboratories

Judy C. Lewent                                   1994       354,996       330,000          55,855               -
  Senior Vice President and                      1993       305,250       280,000          77,718               -
    Chief Financial Officer                      1992       287,500       345,000               -               -

David W. Anstice                                 1994       356,589       325,000               -               -
  President,                                     1993       336,872       230,000               -               -
    Human Health -- U.S./Canada                  1992       337,500       320,000               -               -

Bennett M. Shapiro                               1994       344,546       289,400               -               -
  Executive Vice President,                      1993       319,716       365,000               -               -
    Worldwide Basic Research,                    1992       306,593       275,000               -               -
    Merck Research Laboratories

Jerry T. Jackson**                               1994       590,004       545,000               -               -
  Executive Vice President                       1993       531,876       480,000               -               -
                                                 1992       471,250       565,000         124,629               -

Francis H. Spiegel, Jr.**                        1994       559,749(a)    450,000               -               -
  Executive Vice President                       1993       555,000       500,000               -               -
                                                 1992       540,000       650,000               -               -


                                                                                PAYOUTS
                                                              SECURITIES       ----------
                                                              UNDERLYING          LTIP        ALL OTHER
                                                            OPTIONS/SARS(d)    PAYOUTS(f)    COMPENSATION
         NAME AND PRINCIPAL POSITION             YEAR             (#)             ($)            ($)
- ----------------------------------------------   ----       ---------------    ----------    ------------
Raymond V. Gilmartin                             1994           500,000        $        -      $  1,368(g)
  Chairman of the Board, President               1993                 -                 -             -
    and Chief Executive Officer                  1992                 -                 -             -

P. Roy Vagelos*                                  1994                 -         1,190,400        62,165(h)
  Chairman of the Board, President               1993               300         1,303,200         5,895(i)
    and Chief Executive Officer                  1992           680,000(e)              -         5,721(i)

Edward M. Scolnick                               1994            90,000           311,829         2,250(i)
  Executive Vice President,                      1993           110,300           401,700         3,433(i)
    Science and Technology and President,        1992            54,000                 -         3,433(i)
    Merck Research Laboratories

Judy C. Lewent                                   1994            50,000           130,541         3,750(i)
  Senior Vice President and                      1993            60,300                 -         5,876(i)
    Chief Financial Officer                      1992            31,500                 -         5,721(i)

David W. Anstice                                 1994            40,500            95,542         6,182(j)
  President,                                     1993            30,300                 -         7,760(j)
    Human Health -- U.S./Canada                  1992            40,500                 -         5,128(j)

Bennett M. Shapiro                               1994            39,500                 -         2,250(i)
  Executive Vice President,                      1993            45,300                 -         3,938(i)
    Worldwide Basic Research,                    1992            20,250                 -       403,433(k)
    Merck Research Laboratories

Jerry T. Jackson**                               1994            90,000           247,225         3,749(i)
  Executive Vice President                       1993           110,300           322,000         5,721(i)
                                                 1992            54,000                 -         5,721(i)

Francis H. Spiegel, Jr.**                        1994            90,000           322,586       234,836(l)
  Executive Vice President                       1993           110,300           400,000         5,616(i)
                                                 1992            54,000                 -         5,616(i)

- ---------------
(a) Includes cash in lieu of vacation accrued in 1994 as follows: $97,358 for Dr. Vagelos; $68,079 for Mr. Spiegel.

(b) Includes air commuting services as follows: $34,873 for Dr. Scolnick and $38,642 for Ms. Lewent in 1994; $55,825 for Dr. Scolnick and $77,718 for
    Ms. Lewent in 1993; $81,717 for Dr. Scolnick and $118,130 for Mr. Jackson in 1992. Also includes limousine service as follows: $24,082 for Dr. Scolnick and $17,213 for Ms. Lewent in 1994.

(c) Represents a Restricted Stock Award of 25,000 shares of stock vesting June 16, 1999, on which regular dividends are being paid. The dollar value of the Restricted Stock Award as of December 31, 1994 was $953,125.

(d) No stock appreciation rights were granted. Options have been adjusted to reflect the Company's 3-for-1 stock split on May 6, 1992.

(e) Includes a special, one-time grant of an option to purchase 500,000 shares of Company Common Stock made to Dr. Vagelos on July 28, 1992 in lieu of future annual option grants and in lieu of base salary increases after August 1991. This special option will become exercisable on July 28, 1997.

(f) EIP Strategic Performance Feature payouts in 1994 were for services performed during the five-year award cycle 1989-1993; EIP Strategic Performance Feature payouts in 1993 were for services performed during the five-year award cycle 1988-1992.

(g) Imputed income for group term life insurance.

(h) Includes $3,750 Company contribution to the Employee Savings and Security Plan and $58,415 cash in lieu of unused vacation accrued prior to 1994.

(i) Company contribution to the Employee Savings and Security Plan.

(j) Includes Company contributions to the Employee Savings and Security Plan of $3,750, $5,894 and $4,583 for 1994, 1993 and 1992, respectively, and imputed income for survivor income insurance of $2,432, $1,866 and $545 for 1994, 1993 and 1992, respectively.

(k) Includes $400,000 payment to Dr. Shapiro in connection with his joining the Company and $3,433 Company contribution to the Employee Savings and Security Plan.

(l) Includes Company contribution to the Employee Savings and Security Plan of $3,749; $59,002 cash in lieu of unused vacation accrued prior to 1994 and $172,085 lump-sum payment at retirement.

 * Dr. Vagelos served as Chairman of the Board, President and Chief Executive Officer of the Company until June 1994 and continued to serve as Chairman of the Board through October 31, 1994.

** Messrs. Jackson and Spiegel were not executive officers at the end of the last complete fiscal year.

     The following table sets forth stock options granted in 1994 to each of the Company's executive officers named in the Summary Compensation Table and to all employees as a group. The Company did not issue any stock appreciation rights. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms for the executive officers named in the Summary Compensation Table and for all employees as a group (assuming their options had ten-year terms), at assumed compound rates of stock appreciation of 0%, 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on market price on the date of grant.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                    ---------------------------------------------------------------
                              NUMBER OF      PERCENT
                              SECURITIES     OF TOTAL                                         POTENTIAL REALIZABLE VALUE
                              UNDERLYING     OPTIONS/                                           AT ASSUMED ANNUAL RATES
                               OPTIONS/        SARS                                           OF STOCK PRICE APPRECIATION
                                 SARS       GRANTED TO    EXERCISE OR                             FOR OPTION TERM(b)
                    DATE OF    GRANTED     EMPLOYEES IN    BASE PRICE    EXPIRATION   -------------------------------------------
       NAME          GRANT       (#)       FISCAL YEAR       ($/SH)         DATE      0% ($)       5% ($)             10% ($)
- ------------------  -------   ----------   ------------   ------------   ----------   ------   ---------------    ---------------
Raymond V.
 Gilmartin........  6/16/94      500,000       2.67%        $ 31.125       6/15/04       -     $     9,787,173    $    24,802,617
P. Roy Vagelos....        -            -           -               -             -       -                   -                  -
Edward M.
  Scolnick........   1/7/94       90,000       0.48%          37.125        1/6/04       -           2,101,294          5,325,092
Judy C. Lewent....   1/7/94       50,000       0.27%          37.125        1/6/04       -           1,167,386          2,958,384
David W.
  Anstice.........   1/7/94       40,500       0.22%          37.125        1/6/04       -             945,582          2,396,291
Bennett M.
  Shapiro.........   1/7/94       39,500       0.21%          37.125        1/6/04       -             922,235          2,337,124
Jerry T.
  Jackson.........   1/7/94       90,000       0.48%          37.125        1/6/04       -           2,101,294          5,325,092
Francis H.
  Spiegel, Jr. ...   1/7/94       90,000       0.48%          37.125        1/6/04       -           2,101,294          5,325,092
All employees
  as a group......      (a)   18,748,644        100%             (a)           (a)       -         437,737,960(c)   1,109,313,934(c)

                                                         ---------------
                                                                                        0%           5%                 10%
                                                                                      ------   ---------------    ---------------
Total potential stock price appreciation from January 7, 1994 to January 6, 2004
for all stockholders at assumed rates of stock price appreciation(d)...............        -   $29,133,883,883    $73,830,981,844

Potential actual realizable value of options granted to all employees, assuming ten-year option terms, as a percentage of total potential stock price appreciation from January 7, 1994 to January 6, 2004 for all stockholders at assumed rates of
stock price appreciation...........................................................        -             1.50%              1.50%

- ---------------
(a) Options were granted under the ISP throughout 1994 at prices ranging from $29.50 to $38.125 and expire ten years from the date of grant. In addition, stock options were granted throughout 1994 with prices ranging from $28.375 to $37.50 under the Medco Containment Services ("MEDCO") 1990 Special Nonqualified Employee Stock Option Plan and the Medco 1991 Class C Nonqualified Stock Option Plan. Options granted under the Medco 1990 Special Nonqualified Employee Stock Option Plan are exercisable three years from date of grant and expire five years from date of grant. Options granted under the Medco 1991 Class C Nonqualified Stock Option Plan have a five-year (20%/yr.) vesting schedule and expire fifteen years from date of grant.

(b) These amounts, based on assumed appreciation rates of 0% and the 5% and 10% rates prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(c) No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders.

(d) Based on a price of $37.125 on January 7, 1994, and a total of 1,247,826,023 shares of Common Stock outstanding.

     The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in 1994 by the Company's executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 1994 and the aggregate gains that would have been realized had these options been exercised on December 31, 1994, even though these options were not exercised, and the unexercisable options could not have been exercised, on December 31, 1994. The Company did not issue stock appreciation rights.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                                  VALUE OF UNEXERCISED
                                                                         NUMBER OF                    IN-THE-MONEY
                                                                    SECURITIES UNDERLYING             OPTIONS/SARS
                                                                 UNEXERCISED OPTIONS/SARS AT      AT FISCAL YEAR END(b)
                                 SHARES ACQUIRED      VALUE              FY-END (#)                        ($)
                                   ON EXERCISE     REALIZED(a)   ---------------------------   ---------------------------
              NAME                     (#)             ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ------------------------------------------------   -----------   -----------   -------------   -----------   -------------
Raymond V. Gilmartin.............        --             --               --       500,000      $        --    $ 3,500,000
P. Roy Vagelos...................        --             --        1,731,678       500,600       21,601,730          1,688
Edward M. Scolnick...............        --             --          246,000       200,600        2,240,172        132,938
Judy C. Lewent...................        --             --          122,700       110,600          780,387         74,188
David W. Anstice.................        --             --          154,587        71,100        1,106,905         53,438
Bennett M. Shapiro...............        --             --           61,500        85,100          228,375         58,063
Jerry T. Jackson.................        --             --          198,000       200,600        1,027,764        132,938
Francis H. Spiegel, Jr. .........        --             --          279,000       200,600        2,003,166        132,938

- ---------------

(a) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(b) Market value of shares covered by in-the-money options on December 31, 1994, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

     The following table sets forth the SPF Performance Share Awards made in 1994 to each of the executive officers named in the Summary Compensation Table. The Compensation and Benefits Committee reserves the right to pay out awards in cash, stock or a combination of cash and stock at the end of a five-year period, based on the Company's achievement of specified performance targets at the end of the period as compared to a group of other leading healthcare companies chosen by the Compensation and Benefits Committee at the start of the period. Any payout of 1994 Performance Share Awards will be made in 1999.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                      NUMBER OF   PERFORMANCE       ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                       SHARES,     OR OTHER                     PRICE-BASED PLANS
                                      UNITS OR      PERIOD      -------------------------------------------------
                                        OTHER        UNTIL        BELOW
                                      RIGHTS(a)   MATURATION    THRESHOLD   THRESHOLD(b)    TARGET     MAXIMUM(b)
                NAME                     (#)       OR PAYOUT    ($ OR #)      ($ OR #)     ($ OR #)     ($ OR #)
- ------------------------------------  ---------   -----------   ---------   ------------   ---------   ----------
Raymond V. Gilmartin................        --           --        --              --            --           --
P. Roy Vagelos......................    15,844      5 years        --          #3,961       #15,844      #27,727
Edward M. Scolnick..................     9,141      5 years        --           2,285         9,141       15,997
Judy C. Lewent......................     4,875      5 years        --           1,219         4,875        8,531
David W. Anstice....................     4,875      5 years        --           1,219         4,875        8,531
Bennett M. Shapiro..................     4,875      5 years        --           1,219         4,875        8,531
Jerry T. Jackson....................     9,141      5 years        --           2,285         9,141       15,997
Francis H. Spiegel, Jr. ............     9,141      5 years        --           2,285         9,141       15,997

- ---------------

(a) Represents target SPF Performance Share Awards for the 1994-1998 award period. Actual payouts at the end of this five-year period will be based on the Company's performance ranking under the following criteria, subject to the exercise by the Compensation and Benefits Committee of its subjective judgment and discretion. For the 1994 year of the award period, performance will be measured by net income growth versus a group of leading healthcare companies chosen at the beginning of the period, return on assets versus profit plan and the Company's total stockholder return versus the S&P 500. For the other years of the award period, performance will be measured by earnings-per-share growth and return on assets versus the same group of leading healthcare companies, and the Company's total stockholder return versus the S&P 500. The group of leading healthcare companies includes the companies in the DJPI other than the Company and Syntex Corporation, and also includes Abbott Laboratories, SmithKline Beecham PLC and Glaxo plc. For all years, each performance measure is weighted so that performance exceeding target under one measure may compensate for performance below target under another. The closing price of the Company's Common Stock on the New York Stock Exchange at the start of the award period was $36.00.

(b)  Threshold represents 25% of target. Maximum represents 175% of target.

ANNUAL BENEFITS PAYABLE UNDER RETIREMENT PLANS

     The following table sets forth the estimated annual benefits payable under the Retirement Plan for Salaried Employees and the Supplemental Retirement Plan at age 65 to persons in specified compensation and years-of-service classifications, based on a straight-life annuity form of retirement income.

                               PENSION PLAN TABLE

         REMUNERATION
 (AVERAGE PENSION COMPENSATION
      DURING HIGHEST FIVE                                           YEARS OF SERVICE
       CONSECUTIVE YEARS                               (ESTIMATED ANNUAL RETIREMENT BENEFITS FOR
        IN THE LAST TEN                                 YEARS OF CREDITED SERVICE SHOWN BELOW*)
         YEARS BEFORE                       ----------------------------------------------------------------
          RETIREMENT)                          15           20            25            30            35
- -------------------------------             --------     ---------     ---------     ---------     ---------
            $ 800,000..........             $240,000     $ 320,000     $ 400,000     $ 480,000     $ 560,000
             1,000,000.........              300,000       400,000       500,000       600,000       700,000
             1,200,000.........              360,000       480,000       600,000       720,000       840,000
             1,400,000.........              420,000       560,000       700,000       840,000       980,000
             1,600,000.........              480,000       640,000       800,000       960,000     1,120,000
             1,800,000.........              540,000       720,000       900,000     1,080,000     1,260,000
             2,000,000.........              600,000       800,000     1,000,000     1,200,000     1,400,000
             2,200,000.........              660,000       880,000     1,100,000     1,320,000     1,540,000
             2,400,000.........              720,000       960,000     1,200,000     1,440,000     1,680,000
             2,600,000.........              780,000     1,040,000     1,300,000     1,560,000     1,820,000
             2,800,000.........              840,000     1,120,000     1,400,000     1,680,000     1,960,000
             3,000,000.........              900,000     1,200,000     1,500,000     1,800,000     2,100,000

- ---------------
* Benefits shown above are exclusive of the social security offset provided for by the benefit formula.

     As of December 31, 1994, full years of actual credited service in the Retirement Plan for Salaried Employees and the Supplemental Retirement Plan are:
Dr. Scolnick -- 12 years; Ms. Lewent -- 14 years; Mr. Anstice -- 20 years; Dr. Shapiro -- 4 years. In addition, if these individuals retire from service with the Company at age 65, and with less than 35 years of actual credited service, then, pursuant to the enhanced pension provision of the Supplemental Retirement Plan applicable to bona fide executives described in greater detail below, they will receive an additional month of credited service for each month of actual credited service up to an aggregate total of 35 years of credited service. As of December 31, 1994, Mr. Jackson had 29 years of actual credited service in the Retirement Plan for Salaried Employees and the Supplemental Retirement Plan; he will not be entitled to additional credited service under the enhanced pension provision of the Supplemental Retirement Plan because, pursuant to an agreement described below, he will retire before reaching age 65. As of December 31, 1994, Mr. Gilmartin had no full years of actual credited service in the Retirement Plan for Salaried Employees and the Supplemental Retirement Plan but was credited with 28 years of credited service under the Supplemental Retirement Plan as provided in and subject to the employment agreement described below.

     Upon his retirement on November 1, 1994, Dr. Vagelos had 18 full years of actual credited service in these Plans and 17 years of additional credited service under the enhanced pension provision of the Supplemental Retirement Plan. Dr. Vagelos elected to receive a lump sum payment from the Plans; $1,007,082 was paid from the Retirement Plan for Salaried Employees and $14,264,648 was paid from the Supplemental Retirement Plan. Upon his retirement on November 1, 1994, Mr. Spiegel had 27 full years of actual credited service in these Plans; he was not entitled to additional credited service under the enhanced pension provision of the Supplemental Retirement Plan because he retired prior to reaching age 65. Mr. Spiegel also elected to receive a lump sum from the Plans; $905,408 was paid from the Retirement Plan for Salaried Employees and $5,442,740 was paid from the Supplemental Retirement Plan. Actual annual benefits payable at age 65 to the other executive officers named in the Summary Compensation Table from the Supplemental Retirement Plan are subject to a number of factors and are currently not determinable.

     Pension compensation for a particular year as used for the calculation of retirement benefits includes salaries and annual EIP bonus awards received during the year. Pension compensation for 1994 differs from compensation reported in the Summary Compensation Table in that pension compensation includes the annual EIP bonus awards received in 1994 for services in 1993 rather than the EIP bonus awards paid in 1995 for services in 1994. Pension compensation for 1994 was $541,671 for Mr. Gilmartin; $1,109,996 for Dr. Scolnick; $634,996 for
Ms. Lewent; $586,589 for Mr. Anstice and $709,546 for Dr. Shapiro.

SUPPLEMENTAL RETIREMENT PLAN

     The Supplemental Retirement Plan is an unfunded plan providing benefits to participants in certain retirement plans (the "primary plans") maintained by the Company and its subsidiaries as follows: (1) benefits not payable by the primary plans because of the limitations on benefits stipulated by the Internal Revenue Code, (2) benefits not payable by the primary plans because of the exclusion of deferred compensation from the benefit formulas of those plans ("supplemental benefit"), (3) a minimum annual aggregate benefit under this Plan and the primary plans of $50,000 on a straight-life annuity basis for the incumbents at time of actual retirement in positions designated as bona fide executive or high policymaking under the Company's Corporate Policy on Executive Retirement (which include all the named executive officers in the Summary Compensation Table), reduced in the event of retirement or death prior to normal retirement date and
(4) for employees who have occupied such executive or high policymaking positions and who do not have 35 years of credited service, an enhanced benefit payable upon retirement at age 65 (unless consent of the Compensation and Benefits Committee of the Board is obtained for payment upon early retirement, death or disability prior to age 65). The enhanced benefit is an amount calculated under the benefit formula in the primary plan using one additional month of credited service for each month of credited service accrued during, or prior to attainment of, the designated position (up to the 35-year total) less
(i) the minimum benefit, where applicable, or the supplemental benefit, (ii) the primary plan benefit and (iii) any retirement benefit payable from a plan not sponsored by the Company. The Supplemental Retirement Plan was amended as of January 1, 1995 to eliminate prospectively the enhanced benefit except for certain grandfathered participants. In general, other terms and conditions of benefit payments are determined by reference to the provisions of the primary plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     H. Brewster Atwater, Jr., Lawrence A. Bossidy, William G. Bowen, Johnnetta
B. Cole, Lloyd C. Elam, Ruben F. Mettler and Richard S. Ross served on the Compensation and Benefits Committee during 1994.

     There were no Compensation and Benefits Committee interlocks or insider (employee) participation during 1994.

EMPLOYMENT CONTRACTS AND ARRANGEMENTS

     Mr. Gilmartin entered into an employment agreement (the "Agreement") with the Company dated as of June 9, 1994, providing that he serve as President, Chief Executive Officer, Director and Chairman of the Board of Directors of the Company. The Agreement provides that Mr. Gilmartin will be paid a base salary of $1.0 million per year and that he will be eligible for annual bonus awards under the Company's Executive Incentive Plan or any successor plan. Pursuant to the Agreement, Mr. Gilmartin's EIP bonus award for 1994 will be at least $1.0 million, less any annual bonus paid by his previous employer for 1994.

     In recognition of the forfeiture by Mr. Gilmartin of common stock ownership rights provided by his previous employer, Mr. Gilmartin was granted 25,000 shares of restricted Company Common Stock (which will remain restricted for five years) on June 16, 1994. In addition, Mr. Gilmartin was granted options under the Company's Incentive Stock Plan on 500,000 shares of the Company's Common Stock on June 16, 1994 and on 180,000 shares of the Company's Common Stock on February 28, 1995. Both grants are exercisable at the market price of the Company's Common Stock on the date of grant as determined under the ISP, vest on the fifth anniversary of the date of grant and expire on the tenth anniversary of the date of grant. After 1995, Mr. Gilmartin will be entitled to annual stock option grants as determined by the Board of Directors.

     Pursuant to the Agreement, Mr. Gilmartin may participate in the Retirement Plan for Salaried Employees of Merck & Co., Inc. and the Supplemental Retirement Plan. In determining benefits payable under such Plans, Mr. Gilmartin's credited service will equal his credited service with the Company plus 28 years and the percentage multiple used in the formula for benefit calculation will be 1.6%. Benefits payable under the Company Plans will be net of retirement benefits payable by Mr. Gilmartin's previous employer.

     If Mr. Gilmartin's employment is terminated by the Company without "Gross Cause" or by Mr. Gilmartin with "Good Cause," the restricted stock and stock options issued on June 16, 1994 will vest immediately and, for a period of two years from the date of termination, Mr. Gilmartin will be entitled to receive his cash compensation under the Agreement, his retirement benefits will continue to accrue and his other stock options will continue to vest by their terms. If Mr. Gilmartin's employment is terminated by the Company for "Gross Cause" or by Mr. Gilmartin without "Good Cause," he will forfeit any restricted stock and unvested stock options and all cash compensation will cease.

     "Gross Cause" is defined as (i) employee's conviction of a felony; or (ii) employee's willful gross neglect or willful gross misconduct in carrying out employee's duties resulting, in either case, in material economic harm to the Company, unless employee believed in good faith that such act or non-act was in the best interests of the Company. "Good Cause" is defined as termination of employee's employment at the initiative of employee within six months following
(i) any act or failure to act by the Board of Directors which would cause employee (A) to be removed from the office of President and Chief Executive Officer or the office of Chairman of the Board of Directors on a date earlier than October 31, 1999, or (B) to not be nominated for election as a director by the stockholders of the Company at any meeting of stockholders of the Company held for that purpose on a date earlier than October 31, 1999; (ii) any significant diminution in the powers, responsibilities and authorities described in the Agreement without the consent of employee; (iii) the failure of the Company to obtain in writing the assumption of its obligation to perform the Agreement by any successor, prior to or concurrent with a merger, consolidation, sale or similar transaction; and (iv) any material breach of the Agreement by the Company which is unremedied after notice by employee.

     The Agreement terminates on October 31, 1999.

     Jerry T. Jackson relinquished his duties as Executive Vice President of the Company in 1994. In connection therewith, the Company paid Mr. Jackson a lump sum equal to one-half his base pay then in effect. The Company also agreed that Mr. Jackson would remain as an employee, with pay, until June 1, 1996. As a result of this additional period of employment, Mr. Jackson's retirement income after June 1, 1996 will be increased by an aggregate amount that is the actuarial equivalent of .45 times his base pay in effect at the time he relinquished his duties as Executive Vice President.

     Francis H. Spiegel, Jr. retired as Executive Vice President of the Company in 1994. In connection with Mr. Spiegel's retirement, the Company paid him a lump sum which represented three and one-half months of base salary. In addition, the Company credited Mr. Spiegel with one and one-half years' additional service for purposes of his pension benefits.

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return (stock price appreciation plus reinvested dividends) on the Company's Common Stock with the cumulative total return (including reinvested dividends) of the S&P 500 Index and the Dow Jones Pharmaceutical Index ("DJPI") for the five years ending December 31, 1994. Amounts below have been rounded to the nearest dollar or percent.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
      MERCK & CO., INC., DOW JONES PHARMACEUTICAL INDEX AND S&P 500 INDEX

                                                         PERIOD          1994/1989
                                                         VALUE            CAGR**
                                                      ------------    ---------------
            Merck..................................       $168               11%
            DJPI...................................        159               10
            S&P 500................................        152                9

      Measurement Period
    (Fiscal Year Covered)            MERCK           DJPI           S&P 500
1989                                    100.00          100.00          100.00
1990                                    118.92          116.75           96.89
1991                                    224.49          182.93          126.28
1992                                    179.06          149.75          135.88
1993                                    146.39          138.92          149.52
1994                                    168.13          159.23          151.57

 * ASSUMES THAT THE VALUE OF THE INVESTMENT IN COMPANY COMMON STOCK AND EACH INDEX WAS $100 ON DECEMBER 31, 1989 AND THAT ALL DIVIDENDS WERE REINVESTED.
** COMPOUND ANNUAL GROWTH RATE.

                       2.  RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, composed of independent members of the Board, has appointed Arthur Andersen LLP as independent public accountants of the Company with respect to its operations for the year 1995, subject to ratification by the holders of Common Stock of the Company. In taking this action, the members of the Board and the Audit Committee considered carefully Arthur Andersen LLP's performance for the Company in that capacity since its original retention in 1971, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. Representatives of the firm will be present at the Annual Meeting to make a statement if they desire to do so and to answer appropriate questions that may be asked by stockholders.

     There will be presented at the Annual Meeting a proposal for the ratification of this appointment, which the Board of Directors believes is advisable and in the best interests of the stockholders. If the appointment of Arthur Andersen LLP is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                 3.  ADOPTION OF THE 1996 INCENTIVE STOCK PLAN

     There will be presented to the meeting a proposal to adopt the 1996 Incentive Stock Plan (the "Plan"). The Plan will replace the 1991 Incentive Stock Plan which, by its terms, expires on December 31, 1995. The Company's experience with stock options has convinced the Board of Directors of the important role of stock options and other stock-based incentives in retaining the services of outstanding personnel and in encouraging such employees to have a greater financial investment in the Company (although the Plan does not necessarily require them to hold for investment stock received under the Plan).

     The proposed Plan is set forth in Exhibit A. Primary aspects of the proposed Plan are as follows.

GENERAL INFORMATION

     The Plan would authorize the Compensation and Benefits Committee of the Board of Directors (the "Committee") to grant (i) incentive stock options under the Internal Revenue Code of 1986, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) performance share awards and (v) restricted stock grants to regular employees of the Company, its subsidiaries, joint ventures or affiliates who are designated by the Committee. There are approximately 45,000 employees eligible to participate in the Plan.

     The aggregate number of shares of the Company's Common Stock that may be issued or transferred to grantees under the Plan shall not exceed 65 million shares plus shares authorized but unissued under the 1991 Incentive Stock Plan and the 1987 Incentive Stock Plan. Options may be granted under the 1991 Incentive Stock Plan until it expires on December 31, 1995; any outstanding options or other benefits under that plan may be exercised in accordance with the terms thereof. No further options or other benefits are to be granted under the 1987 Incentive Stock Plan; provided, however, that any outstanding options or other benefits under such plan may be exercised in accordance with the terms thereof. If there is a stock split, stock dividend or other relevant change affecting the Company's shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price in all outstanding grants made before such event. If shares under a grant are not issued or transferred, those shares would again be available for inclusion in future grants. Payment of cash in lieu of shares would be considered an issuance or transfer of the shares. On March 7, 1995, the closing price of the Company's Common Stock on the New York Stock Exchange was $42.25.

GRANTS UNDER THE PLAN

     Stock Options. The Committee may grant options qualifying as incentive stock options under the Internal Revenue Code of 1986, other statutory stock options and nonqualified stock options. The term of an option shall be fixed by the Committee. The option price shall not be less than the fair market value of the Company's Common Stock on the date of grant.

     Stock Appreciation Rights. The Committee may grant stock appreciation rights ("SARs") either singly or in combination with an underlying stock option under the Plan, the 1991 Incentive Stock Plan or the 1987 Incentive Stock Plan. The term of an SAR may be fixed by the Committee. SARs entitle the grantee to receipt of the same economic value that would have been derived from exercise of an option. Payment may be made in cash, in shares or a combination of both at the discretion of the Committee. If an SAR granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase shares would terminate.

     Performance Share Awards. The Committee may grant Performance Share Awards under which payment may be made in shares of the Company's Common Stock, a combination of shares and cash or cash if the performance of the Company or any subsidiary, division or affiliate of the Company selected by the Committee meets certain goals established by the Committee during an award period. The Committee would determine the goals, the length of an award period, the maximum payment value of an award and the minimum performance required before a payment would be made. The Committee may revise the goals and the computation of payment at any time to account for unforeseen events which occur during an award period and which have a substantial effect on the performance of the Company, subsidiary or division.

     In order to receive payment, a grantee must remain in the employ of the Company until the completion of the award period, except that the Committee may provide complete or partial exceptions to that requirement as it deems equitable.

     Restricted Stock Grants. The Committee may also award shares under a Restricted Stock Grant. The grant would set forth a restriction period during which the grantee must remain in the employ of the Company in order to retain the shares under grant. If the grantee's employment terminates during the period, the grant would terminate and the grantee would be required to return the shares to the Company. However, the Committee may provide complete or partial exceptions to this requirement as it deems equitable. The grantee could not dispose of the shares prior to the expiration of the restriction period. During this period, the grantee would be entitled to vote the shares and, at the discretion of the Committee, receive dividends. Each certificate would bear a legend giving notice of the restrictions in the grant.

FEDERAL INCOME TAX CONSEQUENCES

     Stock Options. The grant of an incentive stock option or a nonqualified stock option would not result in income for the grantee or in a deduction for the Company.

     The exercise of a nonqualified stock option would result in ordinary income for the grantee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

     The exercise of an incentive stock option would not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

     If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

     SARs and Performance Share Awards. The grant of an SAR or a Performance Share Award would not result in income for the grantee or in a deduction for the Company. Upon the exercise of an SAR or the receipt of shares or cash under a Performance Share Award, the grantee would recognize ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding would be required.

     Restricted Stock Grants. The grant of Restricted Stock should not result in income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a "substantial risk of forfeiture" as intended by the Company. If there are no such restrictions, the grantee would recognize ordinary income upon receipt of the shares. Dividends paid to the grantee while the stock remained subject to restriction would be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee would receive ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse. Income tax withholding would be required.

OTHER INFORMATION

     Upon approval of the Company's stockholders, the Plan will be effective on January 1, 1996 and will terminate on December 31, 2000, unless terminated earlier by the Board of Directors or extended by the Board with the approval of the stockholders. The Board may amend the Plan as it deems advisable but, if the Securities Exchange Act of 1934 requires the Company to obtain stockholder approval, then such approval will be sought. No employee may receive grants under this Plan in any given year which, singly or in the aggregate, cover more than three million shares of Company Common Stock. Grants of Performance Share Awards and Restricted Stock are limited to six million shares in the aggregate during the term of the Plan. Employees who will participate in the Plan in the future and the amounts of their allotments are to be determined by the Committee subject to any restrictions outlined above. Since no such determinations have yet been made, it is not possible to state the terms of any individual options which may be issued under the Plan or the names or positions of or respective amounts of the allotment to any individuals who may participate.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                              4.  AMENDMENT OF THE
                       EMPLOYEE SAVINGS AND SECURITY PLAN

     There will be presented to the meeting a proposal to amend the Company's Employee Savings and Security Plan (the "ES&SP") to increase the Company matching contribution and to eliminate the need for stockholder approval to further increase the Company contribution to the ES&SP.

     The proposed amendment is set forth in its entirety in Exhibit B. Primary aspects of the ES&SP are discussed below.

CURRENT PLAN PROVISIONS

     The ES&SP is open to full-time, part-time and temporary U.S. employees of the Company and certain subsidiaries, and all U.S. citizens and permanent residents employed by foreign subsidiaries of the Company, with at least one year of employment who are not covered by collective bargaining agreements. There were approximately 12,000 employees eligible to participate as of February 14, 1995.

     Participants may choose to contribute from 2% to 15% of base compensation, not to exceed $150,000 of compensation in 1995. On contributions of up to 5% of base compensation per pay period, the Company adds $.50 for every $1 contributed (for a maximum Company contribution of 2.5% of base compensation). Participants direct an independent trustee to invest their contributions in a variety of investment vehicles, including mutual funds, money market funds and Company Common Stock. Currently, Company contributions are invested entirely in Company Common Stock.

     Participants may designate that all or part of their savings be deemed contributions under section 401(k) of the Internal Revenue Code, subject to the Code's limitations on such contributions. Such participant contributions may not be withdrawn until the earliest of retirement, death, disability, termination of employment, hardship or attainment of age 59 1/2. All employee and Company contributions vest immediately. Subject to certain restrictions and penalties, a portion or all of a participant's non-401(k) account and Company contributions may be withdrawn by the participant prior to the events described above.

     On termination of employment, the total value of all investments not previously withdrawn is payable in a single payment or in ten or fewer yearly installments. There are special provisions for death. The Company Common Stock fund is generally payable in shares of stock unless the participant directs otherwise; the value of other investments is payable in cash.

INTEGRATED RETIREMENT PROGRAM

     In 1993, the Company undertook a review of the pension, savings and retiree health benefit plans for its 14,000 domestic salaried employees with the goal of adopting an integrated approach to retirement planning for these employees. Each of these plans had developed separately in response to various legal, competitive and Company initiatives. The Company also evaluated the benefits in light of their effect on the employees' financial positions at retirement.

     Management of the Company developed the Integrated Retirement Program to provide a coordinated program of retirement benefits to support the Company's need to attract, retain and motivate employees, improve the predictability of retirement benefit costs and maintain the Company's competitive position. The Integrated Retirement Program is designed to provide a full-career employee the opportunity for a projected benefit during retirement which is based on the employee's estimated standard of living at retirement based solely upon their Merck compensation (excluding incentive plan payments). The design of the program assumes that employees will be able to achieve an appropriate level of savings and will bear a larger share of the investment risk in providing for their own retirement. Thus, the program moves a higher proportion of expected income to the ES&SP, which provides for increased employee control over the investment choices.

     In October 1994, the Board of Directors adopted the Integrated Retirement Program. As part of the program, the Board adopted amendments to the ES&SP, effective July 1, 1995 (subject, where required by the ES&SP, to stockholder approval) which (i) provide for an increase in the amount of base compensation that will be matched by Company contributions, (ii) allow employees younger than 50 years of age to direct the investment of up to one-half of the Company contribution to investments other than Company Common Stock, (iii) allow employees 50 years of age or older to direct the investment of all of the Company contribution to other investments and (iv) permit employees to participate in the ES&SP soon after they commence employment. The Board of Directors also approved changes to the pension and retiree health plans for the nonunion employees including, effective July 1, 1995, a decrease from 2.0 to 1.6 in the percentage of average pensionable pay by which future years of credited service will be multiplied and the elimination of certain early retirement subsidies, and, effective January 1, 1996, cost containment and cost sharing measures applicable to retiree health benefits.

PROPOSED AMENDMENTS TO THE ES&SP

     Pursuant to the terms of the ES&SP, the stockholders must approve any substantial increase in the cost of the ES&SP to the Company, including an increase in the Company matching contribution exceeding 2.5% of base compensation. Moreover, the ES&SP requires that stockholders be notified of any significant amendment of the ES&SP, which may then be altered or repealed by the stockholders. It is proposed that the stockholders approve an amendment to the ES&SP, effective July 1, 1995, to increase the Company matching contribution from $.50 for every $1 of employee savings of up to 5% of base compensation (for a maximum contribution of 2.5% of base compensation) to $.75 for every $1 of employee savings of up to 6% of base compensation (for a maximum contribution of 4.5% of base compensation). In addition, it is proposed that the Board of Directors be given the discretion to increase the Company matching contribution, if a change in economic and competitive practices would warrant such action, and to make other significant changes to the ES&SP as it deems necessary or appropriate, without having to seek stockholder approval. Therefore, the Company's U.S. Compensation and Benefits Committee, which has the authority to amend the ES&SP with the concurrence of the Chief Executive Officer, has, with the approval of the Board of Directors, adopted (subject to stockholder approval) the amendment set forth in Exhibit B to eliminate the requirements of stockholder approval of amendments to the ES&SP and reporting such changes to stockholders. Such amendment would be effective upon stockholder approval. The amendment does not affect the requirement that only the Board of Directors may adopt an amendment which would (i) result in a cost increase to the Company in excess of 5%, (ii) have a significant adverse impact on participants' rights or
(iii) have a significant effect on the long-term rights and liabilities of the Company.

NEW PLAN BENEFITS

     The following table sets forth for the executive officers named in the Summary Compensation Table and the other participants in the ES&SP estimated Company contributions based on the proposed increased Company contribution and the assumptions indicated in the footnotes to the table.

                               NEW PLAN BENEFITS

              MERCK & CO., INC. EMPLOYEE SAVINGS AND SECURITY PLAN

                                                                     DOLLAR             NUMBER
                       NAME AND POSITION                            VALUE($)           OF UNITS
- ---------------------------------------------------------------    -----------         --------
Raymond V. Gilmartin
  Chairman of the Board,
  President and Chief Executive Officer........................    $     6,750(a)         (c)

P. Roy Vagelos*
  Chairman of the Board,
  President and Chief Executive Officer........................             --             --

Edward M. Scolnick
  Executive Vice President,
  Science and Technology and
  President, Merck Research Laboratories.......................          6,750(a)         (c)

Judy C. Lewent
  Senior Vice President and
  Chief Financial Officer......................................          6,750(a)         (c)

David W. Anstice
  President, Human Health-U.S./Canada..........................          6,750(a)         (c)

Bennett M. Shapiro
  Executive Vice President,
  Worldwide Basic Research,
  Merck Research Laboratories..................................          6,750(a)         (c)

Jerry T. Jackson
  Executive Vice President.....................................          6,750(a)         (c)

Francis H. Spiegel, Jr.*
  Executive Vice President.....................................             --             --

Executive Group................................................        121,500(a)         (c)

Non-Executive Director Group**.................................             --             --

Non-Executive Officer Employee Group...........................     33,050,758(b)         (c)

- ---------------
(a) The maximum annual Company contribution assuming participation for a full year at the proposed increased Company contribution level, subject to applicable Internal Revenue Service limits.

(b) Based upon 1994 total Company contributions adjusted for inflation and the full-year effect of the proposed increased Company contribution.

(c) The number of units is dependent upon the future share price of Company Common Stock, the future net asset values of the mutual funds offered in the ES&SP and the participants' individual investment elections.

  * Dr. Vagelos and Mr. Spiegel retired November 1, 1994.

 ** Non-employee directors do not participate in the ES&SP.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                              5.  AMENDMENT OF THE
                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

     There will be presented to the meeting a proposal to amend the Company's Employee Stock Purchase and Savings Plan (the "ESP&SP") to eliminate the need for stockholder approval to increase the Company contribution to the ESP&SP.

     The proposed amendment is set forth in its entirety in Exhibit C. Primary aspects of the ESP&SP are discussed below.

CURRENT PLAN PROVISIONS

     The ESP&SP is open to U.S. employees of the Company with at least one year of employment who are covered by collective bargaining agreements which provide for participation in the ESP&SP. There were approximately 3,400 employees eligible to participate as of February 14, 1995.

     Subject to the provisions of the applicable collective bargaining agreement, participants may choose to contribute from 2% to 15% of base compensation not to exceed $150,000 of compensation in 1995. The Company adds $.50 for every $1 contributed by the participant, up to a maximum amount of base compensation as specified in the applicable collective bargaining agreement, subject to a maximum Company contribution of 2.5% of base compensation. Participants direct an independent trustee to invest their contributions in a variety of investment vehicles, including mutual funds, money market funds and Company Common Stock. Company contributions are invested entirely in Company Common Stock.

     Some of the participants may designate that all or part of their savings be deemed contributions under section 401(k) of the Internal Revenue Code, subject to the Code's limitations on such contributions. Such participant contributions may not be withdrawn until the earliest of retirement, death, disability, termination of employment, hardship or attainment of age 59 1/2. All employee and Company contributions vest immediately. Subject to certain restrictions and penalties, a portion or all of a participant's non-401(k) account and Company contributions may be withdrawn by the participant prior to the events described above.

     On termination of employment, the total value of all investments not previously withdrawn is payable in a single payment or in ten or fewer yearly installments. There are special provisions for death. The Company Common Stock fund is generally payable in shares of stock unless the participant directs otherwise; the value of other investments is payable in cash.

PROPOSED AMENDMENT TO THE ESP&SP

     Pursuant to the terms of the ESP&SP, the stockholders must approve any substantial increase in the cost of the ESP&SP to the Company, including an increase in the Company matching contribution exceeding 2.5% of base compensation. Moreover, the ESP&SP requires that the stockholders be notified of any significant amendment of the ESP&SP, which may then be altered or repealed by stockholders. It is proposed that the Board of Directors be given the discretion to increase the Company matching contribution and make other significant changes to the ESP&SP, if such a change were negotiated with the applicable collective bargaining unit, without having to seek stockholder approval or report such change to stockholders. This would allow the Company flexibility in its negotiations with the collective bargaining units. Therefore, the Company's U. S. Compensation and Benefits Committee, which has the authority to amend the ESP&SP with the concurrence of the Chief Executive Officer, has, with the approval of the Board of Directors, adopted (subject to stockholder approval) the amendment set forth in Exhibit C to eliminate the requirements of stockholder approval of amendments to the ESP&SP and reporting such changes to stockholders. Such amendment would be effective upon stockholder approval. The amendment does not affect the requirement that only the Board of Directors may adopt an amendment which would (i) result in a cost increase to the Company in excess of 5%, (ii) have a significant adverse impact on participants' rights or
(iii) have a significant effect on the long-term rights and liabilities of the Company.

NEW PLAN BENEFITS

     The following table sets forth for the participants in the ESP&SP the aggregate estimated Company contribution based upon the 1994 total Company contribution adjusted for inflation. No contribution is made under the ESP&SP for any executive officer or director of the Company.

                               NEW PLAN BENEFITS

           MERCK & CO., INC. EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                                                                      DOLLAR            NUMBER
                       NAME AND POSITION                             VALUE($)          OF UNITS
- ----------------------------------------------------------------    ----------         --------
Raymond V. Gilmartin
  Chairman of the Board,
  President and Chief Executive Officer.........................            --             --

P. Roy Vagelos
  Chairman of the Board,
  President and Chief Executive Officer.........................            --             --

Edward M. Scolnick
  Executive Vice President,
  Science and Technology and President,
  Merck Research Laboratories...................................            --             --

Judy C. Lewent
  Senior Vice President and
  Chief Financial Officer.......................................            --             --

David W. Anstice
  President, Human Health-U.S./Canada...........................            --             --

Bennett M. Shapiro
  Executive Vice President,
  Worldwide Basic Research,
  Merck Research Laboratories...................................            --             --

Jerry T. Jackson
  Executive Vice President......................................            --             --

Francis H. Spiegel, Jr.
  Executive Vice President......................................            --             --

Executive Group.................................................            --             --

Non-Executive Director Group....................................            --             --

Non-Executive Officer Employee Group............................    $2,269,405            (a)

- ---------------
(a) Company contributions are invested in Company Common Stock; therefore, the number of units is dependent upon the future share price of Company Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                      6.  STOCKHOLDER PROPOSAL CONCERNING
                     NON-EMPLOYEE DIRECTOR PENSION BENEFITS

     Mr. William Steiner, 4 Radcliffe Drive, Great Neck, N.Y. 11024, owner of 100 shares of Common Stock of the Company, has given notice that he intends to present for action at the Annual Meeting the following resolution:

          "RESOLVED, that the shareholders assembled in person and by proxy, recommend (i) that all future non-employee directors not be granted pension benefits and (ii) current non-employee directors voluntarily relinquish their pension benefits.

          "SUPPORTING STATEMENT: Aside from the usual reasons, presented in the past, regarding 'double dipping', that is outside (non-employee) directors who are in almost all cases amply rewarded with their pension at their primary place of employment, and in many instances serving as outside pensioned directors with other companies, there are other more cogent reasons that render this policy as unacceptable.

          "Traditionally, pensions have been granted in both the private and public sectors for long term service. The service component usually represents a significant number of hours per week. The practice of offering pensions for consultants is a rarity. Outside directors' service could logically fit the definition of consultants and pensions for this type of service is an abuse of the term.

          "But more importantly, outside directors, although retained by corporate management, namely the C.E.O., are in reality representatives of shareholders. Their purpose is to serve as an impartial group to which management is accountable. Although outside directors are certainly entitled to compensation for their time and expertise, pensions have the pernicious effect of compromising their impartiality. In essence, pensions are management's grants to outside directors to insure their unquestioning loyalty and acquiescence to whatever policy management initiates, and at times, serving their own self interests. Thus, pensions become another device to enhance and entrench management's controls over corporate policies while being accountable only to themselves. As a founding member of the Investors Rights Association of America I feel this practice perpetuates a culture of corporate management 'cronyism' that can easily be at odds with shareholder and company interest.

          "A final note in rebuttal to management's contention that many companies offer their outside directors pensions, so they can attract and retain persons of the highest quality. Since there are also companies that do not offer their outside directors pensions, can management demonstrate that those companies that offer pensions have a better performance record then their non-pensioned peers? In addition, do we have any evidence of a significant improvement in corporate profitability with the advent of pensions for outside directors?

          "I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION."

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE RESOLUTION

     The Company seeks to attract the most highly qualified individuals to serve as members of the Board of Directors. With its practice of having a majority of outside independent directors, management believes that the Company would be at a disadvantage in attracting and retaining the most qualified and experienced persons to serve as members of the Board of Directors were it limited in its ability to provide benefits and compensation comparable to other major companies. A leading independent benefits consulting firm reported that in 1994, 70 percent of companies surveyed provided pension benefits to outside directors, reflecting an increase from 59 percent in 1989. Accordingly, the Company believes that the pension benefits paid to the Company's outside directors are consistent with those paid to directors of other companies of the Company's size and standing. The Company must retain the ability to offer reasonable benefit programs to outside directors to continue to attract individuals of the highest caliber. Therefore, the Board believes that this proposal is not in the best interests of the Company or its stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                      7.  STOCKHOLDER PROPOSAL CONCERNING
                          ANNUAL ELECTION OF DIRECTORS

     Mr. Kenneth Steiner, 14 Stoner Avenue, Great Neck, N.Y. 11024, owner of 100 shares of Common Stock of the Company, has given notice that he intends to present for action at the Annual Meeting the following resolution:

          "RESOLVED: That the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected.

          "SUPPORTING STATEMENT: The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for it's implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and it's stockholders.

          "The Board of Directors of the Company is divided into three classes serving staggered three-year terms. I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

          "The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is the one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

          "As a founding member of the Investors Rights Association of America I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

          "I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION."

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE RESOLUTION

     A similar proposal has been submitted by another stockholder at the last nine Annual Meetings of Stockholders and has been overwhelmingly defeated on each occasion. The Board of Directors continues to believe that this proposal is not in the best interest of the Company or its stockholders.

     The Company's current system for electing directors, with the Board divided into three classes of directors serving staggered three-year terms, was adopted by the Company's stockholders in 1985 by an affirmative vote of 79%.

     The Board believes that the staggered system of electing directors provides important benefits to the Company:

          - The staggered system helps assure continuity and stability of the Company's business strategies and policies. Since at least two stockholders' meetings will generally be required to effect a change in control of the Board, a majority of directors at any given time will have prior experience as directors of the Company. This is particularly important to a research-based organization such as the Company, where product development often requires many years.

          - In the event of any unfriendly or unsolicited proposal to take over or restructure the Company, the staggered system would permit the Company time to negotiate with the sponsor, to consider alternative proposals and to assure that stockholder value is maximized.

     As part of the 1985 amendment to the Company's Restated Certificate of Incorporation (the "Charter") to provide for the current staggered system of electing directors, the stockholders also approved a requirement that any change in the provisions of the amendment be approved by the holders of shares of stock of the Company representing at least 80% of the votes entitled to be cast generally for the election of directors. This stockholder resolution does not propose an amendment to the Charter but, instead, seeks to have the Board take any necessary steps to return to annual election of directors. Thus, the proposal's approval by stockholders would not itself re-establish annual election of directors but would require the Board to submit a Charter amendment for action by stockholders at the 1996 Annual Meeting and an 80% stockholder vote would be necessary for approval.

     Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue N.W., Suite 215, Washington, D.C. 20037, owner of 225 shares of Common Stock of the Company, has submitted independently a substantially similar resolution with respect to annual election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                      8.  STOCKHOLDER PROPOSAL CONCERNING
                             EXECUTIVE COMPENSATION

     Ms. Virginia F. Gruber, 131 Northfield Road, Millington, NJ 07946, owner of 1576 shares of Common Stock of the Company, has given notice that she intends to present for action at the Annual Meeting the following resolution:

          "RESOLVED: That the shareholders of Merck recommend that the Board of Directors take the necessary steps to see that not any Merck executive (or other employee) receive compensation (summation of salary, bonuses, receipts from stock options, etc.) amounting to more than 25 times that of the average Merck employee.

          "REASONS: While it has been argued that high-paying incentive plans are needed to retain 'key' employees, modern psychology suggest that the best executives are goal-orientated individuals who are motivated by the responsibilities and challenges of their positions rather than the monetary gains available to them. Besides lowering operating costs, keeping differences of compensation and levels between executives and other employees comparatively small (< 25 times) provides increased self-esteem and thus increased productivity for the average employee.

     "Is 25 times (or less) the average employee's compensation fair compensation for an executive -- even for the CEO? Although the executive's job of managing Merck's business affairs is certainly important to Merck's success, it is Merck's many scientists, their support staffs, and the many other employees who are instrumental in the manufacturing and marketing of Merck's products -- these average employees -- who are the true backbone of Merck's business. To compensate any executive (even the CEO) 25 times that of the average employee is more than fair -- it is generous.

     "If health care reform brings what is promised -- health care to every American, the volume of pharmaceutical sales will increase dramatically. This will provide a golden opportunity for the pharmaceutical industry. However, with this opportunity, comes responsibility. Taxes fed into the system will help pay for prescription drugs as well as for other medical costs of those who cannot afford to pay their share. To use public monies to provide excessive compensation to pharmaceutical executives would be unconscionable.

     "Help Merck, in these times of fierce competition (and opportunities), to meet their public responsibilities, and to become more equitable and efficient. Vote FOR this resolution."

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE RESOLUTION

     This identical proposal was submitted by the same stockholder at the 1994 Annual Meeting of Stockholders and was soundly defeated. The Board of Directors reaffirms its belief that a cap on executive compensation could prevent the Company from attracting, retaining and motivating the extraordinarily talented people essential to manage the Company for maximum stockholder value. The companies with which the Company competes are not subject to a pay cap on executive compensation. A pay cap would eliminate a crucial element of flexibility in setting executive compensation and would place the Company at a severe competitive disadvantage. Accordingly, the Board believes that this proposal is not in the best interest of the Company or its stockholders.

     The Company's compensation policies are approved by the Compensation and Benefits Committee of the Board, which is comprised entirely of independent outside directors. Company executive compensation is highly dependent on the Company's performance and the performance of its stock.

     The compensation of the Company's executives is within a range of compensation offered by comparable companies. The Company periodically retains outside compensation and benefits consultants to assure that its compensation and benefits programs are not inconsistent with those of other leading industrial and healthcare companies.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                          FILINGS UNDER SECTION 16(A)

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company is not aware of any beneficial owner of more than ten percent of its Common Stock.

     Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all filing requirements applicable to its officers and directors were complied with during the 1994 fiscal year.

                  DEADLINE FOR STOCKHOLDER PROPOSALS FOR 1996

     Stockholder proposals to be presented at the 1996 Annual Meeting must be received by the Company on or before November 21, 1995 for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote said proxy in accordance with their judgment in such matters.

                                          MERCK & CO., INC.

March 20, 1995

                                                                       EXHIBIT A

                               MERCK & CO., INC.
                           1996 INCENTIVE STOCK PLAN
                          (EFFECTIVE JANUARY 1, 1996)

     The 1996 Incentive Stock Plan ("ISP"), effective January 1, 1996, is established to encourage employees of Merck & Co., Inc. (the "Company"), its subsidiaries, its affiliates, its joint ventures and the Merck Institute for Therapeutic Research to acquire Common Stock in the Company. It is believed that the ISP will stimulate employees' efforts on the Company's behalf, will tend to maintain and strengthen their desire to remain with the Company, will be in the interest of the Company and its Stockholders, and will encourage such employees to have a greater personal financial investment in the Company through ownership of its Common Stock.

1.  ADMINISTRATION

     The ISP shall be administered by the Compensation and Benefits Committee of the Board of Directors of the Company (the "Committee"). The Committee is authorized, subject to the provisions of the ISP, to establish such rules and regulations as it deems necessary for the proper administration of the ISP, and to make such determinations and to take such action in connection therewith or in relation to the ISP as it deems necessary or advisable, consistent with the ISP. The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other senior member of management as the Committee deems appropriate; provided, however, that the Committee may not delegate its authority with regard to any matter or action affecting an officer subject to Section 16 of the Securities Exchange Act of 1934.

     For the purpose of this section and all subsequent sections, the ISP shall be deemed to include this plan and any comparable sub-plans established by subsidiaries which, in the aggregate, shall constitute one plan governed by the terms set forth herein.

2.  ELIGIBILITY

     Regular full-time and part-time employees of the Company, its subsidiaries, its affiliates, its joint ventures and the Merck Institute for Therapeutic Research, including officers, whether or not directors of the Company, shall be eligible to participate in the ISP ("Eligible Employees") if designated by the Committee or its delegate. Those directors who are not regular employees are not eligible.

3.  INCENTIVES

     Incentives under the ISP may be granted in any one or a combination of (a) Incentive Stock Options (or other statutory stock option); (b) Nonqualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock Grants and
(e) Performance Shares (together "Incentives"). All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee. Determinations by the Committee under the ISP including without limitation, determinations of the Eligible Employees, the form, amount and timing of Incentives, the terms and provisions of Incentives, and the agreements evidencing Incentives, need not be uniform and may be made selectively among Eligible Employees who receive, or are eligible to receive, Incentives hereunder, whether or not such Eligible Employees are similarly situated.

4.  SHARES AVAILABLE FOR INCENTIVES

     (a) SHARES SUBJECT TO ISSUANCE OR TRANSFER. Subject to adjustment as provided in Section 4(c) hereof, there is hereby reserved for issuance under the ISP 65 million shares of the Company's Common Stock ("Common Stock"). The shares available for granting awards shall be increased by the number of shares as to which options or other benefits granted under the Plan have lapsed, expired, terminated or been canceled. In addition, any shares reserved for issuance under the Company's 1991 Incentive Stock Plan and 1987 Incentive Stock Plan ("Prior Plans") in excess of the number of shares as to which options or other benefits have been awarded thereunder, plus any such shares as to which options or other benefits granted under the Prior Plans may lapse, expire, terminate or be canceled, shall also be reserved and available for issuance or reissuance under the ISP. Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Common Stock or from Common Stock held in the Treasury.

     (b) LIMIT ON AN INDIVIDUAL'S INCENTIVES. In any given year, no Eligible Employee may receive Incentives covering more than three million shares of the Company's Common Stock (such number of shares may be adjusted in accordance with Section 4(c)).

     (c) RECAPITALIZATION ADJUSTMENT. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by the ISP, in the number and kind of shares covered by Incentives granted, in the case of Stock Options, in the option price, and in the case of stock appreciation rights, in the fair market value.

5.  STOCK OPTIONS

     The Committee may grant options qualifying as Incentive Stock Options under the Internal Revenue Code of 1986, as amended, or any successor code thereto (the "Code"), other statutory options under the Code, and Nonqualified Options (collectively "Stock Options"). Such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

     (a) OPTION PRICE. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Committee.

     (b) PERIOD OF OPTION. The period of each Stock Option shall be fixed by the Committee but shall not exceed ten (10) years.

     (c) PAYMENT. The option price shall be payable in cash at the time the Stock Option is exercised. No shares shall be issued until full payment therefor has been made. A grantee of a Stock Option shall have none of the rights of a stockholder until the shares are issued.

     (d) EXERCISE OF OPTION. The shares covered by a Stock Option may be purchased in such installments and on such exercise dates as the Committee or its delegate may determine. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Stock Option. In no event (including those specified in paragraphs (e), (f) and (g) of this section) shall any Stock Option be exercisable after its specified expiration period.

     (e) TERMINATION OF EMPLOYMENT. Upon the termination of a Stock Option grantee's employment (for any reason other than retirement, death or termination for deliberate, willful or gross misconduct), Stock Option privileges shall be limited to the shares which were immediately exercisable at the date of such termination. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the termination of a Stock Option grantee's employment may become exercisable in accordance with a schedule to be determined by the Committee. Such Stock Option privileges shall expire unless exercised or surrendered under a Stock Appreciation Right within such period of time after the date of termination of employment as may be established by the Committee, but in no event later than the expiration date of the Stock Option. If a Stock Option grantee's employment is terminated for deliberate, willful or gross misconduct, as determined by the Company, all rights under the Stock Option shall expire upon receipt of the notice of such termination.

     (f) RETIREMENT. Upon retirement of a Stock Option grantee, Stock Option privileges shall apply to those shares immediately exercisable at the date of retirement. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the retirement of a Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Stock Option privileges shall expire unless exercised within such period of time as may be established by the Committee, but in no event later than the expiration date of the Stock Option.

     (g) DEATH. Upon the death of a Stock Option grantee, Stock Option privileges shall apply to those shares which were immediately exercisable at the time of death. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the death of a Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Such privileges shall expire unless exercised by legal representatives within a period of time as determined by the Committee but in no event later than the expiration date of the Stock Option.

     (h) LIMITS ON INCENTIVE STOCK OPTIONS. Except as may otherwise be permitted by the Code, the Committee shall not grant to an Eligible Employee Incentive Stock Options, that, in the aggregate, are first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock, at the time the Incentive Stock Options are granted, exceeds $100,000.

6.  STOCK APPRECIATION RIGHTS

     The Committee may, in its discretion, grant a right to receive the appreciation in the fair market value of shares of Common Stock ("Stock Appreciation Right") either singly or in combination with an underlying Stock Option granted hereunder or under the Prior Plans. Such Stock Appreciation Rights shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

     (a) TIME AND PERIOD OF GRANT. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, it may be granted at the time of the Stock Option Grant or at any time thereafter but prior to the expiration of the Stock Option Grant. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, at the time the Stock Appreciation Right is granted the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Stock Option. In no event shall the exercise period for a Stock Appreciation Right granted with respect to an underlying Stock Option exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted without an underlying Stock Option, the period for exercise of the Stock Appreciation Right shall be set by the Committee.

     (b) VALUE OF STOCK APPRECIATION RIGHT. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, the grantee will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefor an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender is received by the Company over the Stock Option price multiplied by the number of shares covered by the Stock Option which are surrendered. If a Stock Appreciation Right is granted without an underlying Stock Option, the grantee will receive upon exercise of the Stock Appreciation Right an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender such Stock Appreciation Right is received by the Company over the fair market value of the Common Stock on the date of grant multiplied by the number of shares covered by the grant of the Stock Appreciation Right.

     (c) PAYMENT OF STOCK APPRECIATION RIGHT. Payment of a Stock Appreciation Right shall be in the form of shares of Common Stock, cash, or any combination of shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

7.  PERFORMANCE SHARE AWARDS

     The Committee may grant awards under which payment may be made in shares of Common Stock, cash or any combination of shares and cash if the performance of the Company or any subsidiary, division or affiliate of the Company selected by the Committee during the Award Period meets certain goals established by the Committee ("Performance Share Awards"). Such Performance Share Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

     (a) AWARD PERIOD AND PERFORMANCE GOALS. The Committee shall determine and include in a Performance Share Award grant the period of time for which a Performance Share Award is made ("Award Period"). The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company, subsidiary or division during the Award Period as a condition to payment of the Performance Share Award. The Performance Goals may include earnings per share, return on stockholders' equity, return on assets, net income, or any other financial or other measurement established by the Committee. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

     (b) PAYMENT OF PERFORMANCE SHARE AWARDS. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share Award if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share Award shall be expressed in terms of shares of Common Stock and referred to as "Performance Shares." After the completion of an Award Period, the performance of the Company, subsidiary or division shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Share Award shall be paid. The Committee, in its discretion, may elect to make payment in shares of Common Stock, cash or a combination of shares and cash. Any cash payment shall be based on the fair market value of Performance Shares on, or as soon as practicable prior to, the date of payment.

     (c) REVISION OF PERFORMANCE GOALS. At any time prior to the end of an Award Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, subsidiary or division and which in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made.

     (d) REQUIREMENT OF EMPLOYMENT. A grantee of a Performance Share Award must remain in the employ of the Company until the completion of the Award Period in order to be entitled to payment under the Performance Share Award; provided that the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable.

     (e) DIVIDENDS. The Committee may, in its discretion, at the time of the granting of a Performance Share Award, provide that any dividends declared on the Common Stock during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

     (f) LIMIT ON PERFORMANCE SHARE AWARDS. Incentives granted as Performance Share Awards under this section and Restricted Stock Grants under Section 8 shall not exceed, in the aggregate, six million shares of Common Stock (such number of shares may be adjusted in accordance with Section 4(c)).

8.  RESTRICTED STOCK GRANTS

     The Committee may award shares of Common Stock to a grantee, which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe ("Restricted Stock Grant"):

     (a) REQUIREMENT OF EMPLOYMENT. A grantee of a Restricted Stock Grant must remain in the employment of the Company during a period designated by the Committee ("Restriction Period") in order to retain the shares under the Restricted Stock Grant. If the grantee leaves the employment of the Company prior to the end of the Restriction Period, the Restricted Stock Grant shall terminate and the shares of Common Stock shall be returned immediately to the Company; provided that the Committee may, at the time of the grant, provide for the employment restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restriction Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable.

     (b) RESTRICTIONS ON TRANSFER AND LEGEND ON STOCK CERTIFICATES. During the Restriction Period, the grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock except to a successor under
Section 10 hereof. Each certificate for shares of Common Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

     (c) ESCROW AGREEMENT. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock Grant will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

     (d) LAPSE OF RESTRICTIONS. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the Restriction Period if the conditions as to employment set forth above have been met. The grantee shall then be entitled to have the legend removed from the certificates.

     (e) DIVIDENDS. The Committee shall, in its discretion, at the time of the Restricted Stock Grant, provide that any dividends declared on the Common Stock during the Restriction Period shall either be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restriction Period.

     (f) LIMIT ON RESTRICTED STOCK GRANT. Incentives granted as Restricted Stock Grants under this section and Performance Share Awards under Section 7 shall not exceed, in the aggregate, six million shares of Common Stock (such number of shares may be adjusted in accordance with Section 4(c)).

9.  DISCONTINUANCE OR AMENDMENT OF THE PLAN

     The Board of Directors may discontinue the ISP at any time and may from time to time amend or revise the terms of the ISP as permitted by applicable statutes, except that it may not revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board amend the ISP without stockholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any other requirement of applicable law or regulation. No Incentive shall be granted under the ISP after December 31, 2000, but Incentives granted theretofore may extend beyond that date.

10.  NONTRANSFERABILITY

     Each Incentive Stock Option granted under the ISP shall not be transferable other than by will or the laws of descent and distribution; each other Incentive granted under the ISP may be transferable subject to the terms and conditions as may be established by the Committee in accordance with regulations promulgated under the Securities Exchange Act of 1934, or any other applicable law or regulation.

11.  NO RIGHT OF EMPLOYMENT

     The ISP and the Incentives granted hereunder shall not confer upon any Eligible Employee the right to continued employment with the Company, its subsidiaries, its affiliates, its joint ventures or the Merck Institute for Therapeutic Research or affect in any way the right of such entities to terminate the employment of an Eligible Employee at any time and for any reason.

12.  TAXES

     The Company shall be entitled to withhold the amount of any tax attributable to any option granted, any amount payable or shares deliverable under the ISP after giving the person entitled to receive such amount or shares notice as far in advance as practicable.

                                                                       EXHIBIT B

                                AMENDMENT 1995-2
                                     TO THE
                               MERCK & CO., INC.
                       EMPLOYEE SAVINGS AND SECURITY PLAN

     1. Effective July 1, 1995, Section 6.1 of the Merck & Co., Inc. Employee Savings and Security Plan (the "Plan") is amended to read in its entirety as follows:

     6.1 At the time a Participant makes a Pre-Tax Contribution and/or After-Tax Contribution to the Plan via payroll deduction, the Company shall contribute to the Plan out of current earnings and earned surplus only, an amount equal to 75% of each such After-Tax Contribution and/or Pre-Tax Contribution, but in no event shall the Company Matching Contribution exceed 4.5% of each Participant's Base Compensation applicable to the pay period in which the Participant is making the Pre-Tax Contribution and/or After-Tax Contribution.

     For salaried Participants, Base Compensation applicable to any pay period in which the Participant makes a contribution shall be determined by dividing the Participant's Base Compensation by the number of times the Participant is paid in a month. For hourly Participants who are paid weekly, Base Compensation applicable to any pay period in which the Participant makes a contribution shall be determined by converting the Participant's hourly wage to a monthly rate and dividing by four with the resulting amount being applied to each of the first four pay periods in the month. For hourly Participants who are paid bi-weekly, Base Compensation applicable to any pay period in which the Participant makes a contribution shall be determined by converting the Participant's hourly wage to a monthly rate and dividing by two with the resulting amount being applied to each of the first two pay periods in the month.

     2. Effective as of April 25, 1995, Section 17.1 of the Plan is amended to read in its entirety as follows:

     17.1 The Board of Directors may discontinue the Plan at any time and may, from time to time, amend or revise the terms of the Plan as permitted by applicable statutes; provided, however, that the U.S. Compensation and Benefits Committee (as appointed by the Chief Executive Officer of the Company), with the concurrence of the Chief Executive Officer of the Company, shall have the right to amend or revise the terms of the Plan to the extent that such amendment or revision does not (i) result in a cost increase to the Company in excess of 5%, (ii) have a significant adverse impact on the prospective rights of Participants, or (iii) have a significant effect on the long-term rights or liabilities of the Company. Notwithstanding the foregoing sentence, no such discontinuance, amendment or revision shall affect adversely any right or obligation of any Participant with respect to contributions theretofore made. No amendment may be made which would permit any funds paid to the Trustee to revert to the Company.

                                                                       EXHIBIT C

                                AMENDMENT 1995-1
                                     TO THE
                               MERCK & CO., INC.
                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

     Effective as of April 25, 1995, Section 17.1 of the Merck & Co., Inc. Employee Stock Purchase and Savings Plan ("the Plan") is amended to read in its entirety as follows:

     17.1 The Board of Directors may discontinue the Plan at any time and may, from time to time, amend or revise the terms of the Plan as permitted by applicable statutes; provided, however, that the U.S. Compensation and Benefits Committee (as appointed by the Chief Executive Officer of the Company), with the concurrence of the Chief Executive Officer of the Company, shall have the right to amend or revise the terms of the Plan to the extent that such amendment or revision does not (i) result in a cost increase to the Company in excess of 5%, (ii) have a significant adverse impact on the prospective rights of Participants, or (iii) have a significant effect on the long-term rights or liabilities of the Company. Notwithstanding the foregoing sentence, no such discontinuance, amendment or revision shall affect adversely any right or obligation of any Participant with respect to contributions theretofore made. No amendment may be made which would permit any funds paid to the Trustee to revert to the Company.

                                 (MERCK LOGO)

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       MERCK & CO., INC.                                                 PROXY/VOTING INSTRUCTION CARD
       P.O. BOX 100, WHITEHOUSE STATION, NJ 08889-0100          ANNUAL MEETING OF STOCKHOLDERS -- APRIL 25, 1995

       THIS PROXY IS SOLICITED ON BEHALF                       The shares represented by this proxy will be voted as
       OF THE BOARD OF DIRECTORS                           directed by the stockholder. If no specification is made, the shares will be voted FOR proposals 1, 2, 3, 4 and 5 and
                                                           AGAINST proposals 6, 7 and 8.

                                                               When signing as attorney, executor, administrator, trustee or guardian, give full title as such, and when stock has been issued in the names of two or more persons, all should sign unless evidence of authority to sign on behalf of others is attached.

                                                           Signature(s)  ...............................................

                                                                         ...............................................

                                                           Dated.................................................., 1995


                                                                      Please complete, sign, date and return
                                                                       promptly using the enclosed envelope.


/ / Please check ONLY if you plan to attend the Annual
    Meeting.                                                                                                        (Over)
    An admission ticket will be mailed to you.
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

- ------------------------------------------------------------------------------
The undersigned hereby appoints RAYMOND V. GILMARTIN, MARY M. McDONALD and
CELIA A. COLBERT, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote ALL of the stock of MERCK & CO., Inc. standing in the name of the undersigned at the
ANNUAL MEETING OF STOCKHOLDERS to be held on April 25, 1995, and at all adjournments thereof, upon the matters below, as designated (including the power to vote cumulatively in the election of directors), and upon such other matters as may properly come before the meeting. This card also provides voting instructions for shares held for the account of the undersigned in the dividend reinvestment plan, as described in the proxy statement. Any prior proxy or voting instructions are hereby revoked.

THE DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

1. Election of Directors:  Nominees are Raymond V. Gilmartin and Samuel O.
Thier for terms expiring in 1996; Johnnetta B. Cole for a term expiring in 1997; William G. Bowen, Carolyne K. Davis, Lloyd C. Elam and Derek Birkin for terms expiring in 1998.

      AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING THROUGH THE
NOMINEE'S NAME ABOVE. To cumulate votes as to a particular nominee(s) as explained in the proxy statement, indicate the name(s) and the number of votes to be given to such nominee(s):


                                                            FOR all nominees (except as          WITHHOLD AUTHORITY
                                                            marked to the contrary above) / /    to vote for all nominees / /
2.   Ratification of Appointment of Independent Public Accountants................   FOR / /     AGAINST / /    ABSTAIN / /
3.   Proposal to adopt the 1996 Incentive Stock Plan..............................   FOR / /     AGAINST / /    ABSTAIN / /
4.   Proposal to amend the Employee Savings and Security Plan.....................   FOR / /     AGAINST / /    ABSTAIN / /
5.   Proposal to amend the Employee Stock Purchase and Savings Plan...............   FOR / /     AGAINST / /    ABSTAIN / /
THE DIRECTORS RECOMMEND A VOTE AGAINST PROPOSALS 6, 7 AND 8.
6.   Stockholder proposal re Non-employee Director Pension Benefits...............   FOR / /     AGAINST / /    ABSTAIN / /
7.   Stockholder proposal re Annual Election of Directors.........................   FOR / /     AGAINST / /    ABSTAIN / /
8.   Stockholder proposal re Executive Compensation...............................   FOR / /     AGAINST / /    ABSTAIN / /
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